UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Investors Real Estate Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INVESTORS REAL
ESTATE TRUST, DBA
CENTERSPACE
3100 10th St SW
P.O. Box 1988
Minot, ND 58702-1988
April 5, 2021
Dear Fellow Shareholders:
It is a pleasure to invite you to attend the 51st Annual Meeting of Shareholders (the “2021 Annual Meeting”) of Investors Real Estate Trust, doing business as Centerspace (the “Company”), to be held on Tuesday, May 18, 2021, at 9:00 a.m. Central Daylight Time. Due to the ongoing nature of the COVID-19 pandemic, the potential impact on the health and safety of our shareholders, employees, directors and other stakeholders, and any local restrictions on gathering that may be in place at such time, we have determined that the 2021 Annual Meeting will be a completely “virtual meeting” of shareholders. We also believe this virtual format is environmentally friendly and encourages increased participation by our shareholders. You will be able to attend the 2021 Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CSR2021 and entering the 16-digit control number included in our notice of Internet Availability of the Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.
At the 2021 Annual Meeting, you will be asked to vote on the following items:
1.
the election of seven nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2022 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified;

2.	an advisory vote on executive compensation (the “say-on-pay vote”);
3.
the approval of an amendment to the Company’s Articles of Amendment and Third Restated Declaration of Trust of Investors Real Estate Trust, as amended, to change the name of the Company from Investors Real Estate Trust to Centerspace;

4.	the approval of an amendment to the Amended and Restated 2015 Incentive Plan;
5.	the ratification of Grant Thornton LLP as the Company’s independent auditor for the year ending December 31, 2021; and
6.	such other matters as may properly come before the 2021 Annual Meeting or any adjournment(s) or postponement(s) thereof.
The Board of Trustees recommends that you vote for each of these proposals.
Information about the 2021 Annual Meeting and the formal business to be acted on by our shareholders is included in the Notice of Annual Meeting and the Proxy Statement that follow. Our 2021 proxy materials and Annual Report for the year ended December 31, 2020 are available online at www.proxyvote.com.
On or about April 5, 2021, we mailed most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on: (1) how to access our Proxy Statement and Annual Report via the Internet and (2) how to vote. The notice also included instructions on how to receive a paper copy of the proxy materials. On or about April 5, 2021, other shareholders, in accordance with their prior requests, were sent e-mail notifications containing instructions on how to access our proxy materials via the Internet and to vote, or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Please refer to the Proxy Statement for details on the 2021 Annual Meeting, including detailed information on each of the proposals to be voted on at the meeting. Your shareholder vote is important, and I encourage you to vote promptly.
Sincerely,
Investors Real Estate Trust dba Centerspace

/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr.
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, May 18, 2021, at 9:00 a.m. CDT
Notice is hereby given that the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) of Investors Real Estate Trust, doing business as Centerspace (the “Company”), will be held on Tuesday, May 18, 2021, at 9:00 a.m. Central Daylight Time, via webcast, for the following purposes:
1.
To elect seven nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2022 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified;

2.	To hold an advisory vote on executive compensation (the “say-on-pay vote”);
3.
To approve an amendment to the Company’s Articles of Amendment and Third Restated Declaration of Trust of Investors Real Estate Trust, as amended, to change the name of the Company from Investors Real Estate Trust to Centerspace;

4.	To approve an amendment to the Amended and Restated 2015 Incentive Plan;
5.	To ratify Grant Thornton LLP as the Company’s independent auditor for the year ending December 31, 2021; and
6.	To transact such other business as may properly come before the 2021 Annual Meeting or any adjournment(s) or postponement(s) thereof.
These items are described in more detail in the Proxy Statement. We have not received notice of any other matters that may properly be presented at the 2021 Annual Meeting.
The Company’s Board of Trustees has fixed the close of business on March 22, 2021 as the record date for determining the shareholders entitled to receive notice of and to vote at the 2021 Annual Meeting or any adjournment(s) or postponement(s) thereof.
Important Notice Regarding the Availability of Proxy Materials for the Company’s 2021 Annual Meeting to be held on May 18, 2021: The 2021 Proxy Materials and Annual Report for the year ended December 31, 2020 are available at www.proxyvote.com.
By Order of the Board of Trustees,

/s/ Anne Olson
Anne Olson General Counsel and Secretary
Minot, North Dakota
April 5, 2020
It is important that your shares be represented and voted at the 2021 Annual Meeting. You can vote your shares by one of the following methods: (1) by Internet; (2) by telephone; (3) if you received your proxy materials by mail, by mailing your proxy card; or (4) virtually during the 2021 Annual Meeting. Any proxy may be revoked in the manner described in the Proxy Statement at any time prior to its exercise at the 2021 Annual Meeting.

i

ii

INVESTORS REAL ESTATE TRUST
DOING BUSINESS AS CENTERSPACE
3100 10th St SW
P.O. Box 1988
Minot, ND 58702-1988
Telephone: (701) 837-4738
Fax: (701) 838-7785
PROXY STATEMENT Q&A FOR 2021 ANNUAL MEETING OF SHAREHOLDERS
The Board of Trustees (“Board”) of Investors Real Estate Trust (dba Centerspace), a North Dakota real estate investment trust (“we,” “us,” “our,” “Centerspace,” or the “Company”), is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company to be held virtually on Tuesday, May 18, 2021 at 9:00 a.m., Central Daylight Time, and any postponement(s) or adjournment(s) thereof (the “Annual Meeting”).
This proxy statement and the accompanying Notice and Form of Proxy are first being mailed or made available on the Internet to shareholders on or about April 5, 2021.
QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING
How is the Company distributing proxy materials?
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2021
Our Notice of Annual Meeting of Shareholders, the Proxy Statement, and the Company’s 2020 Annual Report are available on the following website: www.proxyvote.com
In accordance with Securities and Exchange Commission (“SEC”) rules, we have elected to mail our proxy materials to the record holders of our common shares while also furnishing our proxy materials to shareholders over the Internet, and we have instructed brokers, banks, and similar intermediary organizations to provide to the beneficial shareholders that hold their common shares in “street name” (other than beneficial shareholders who previously requested printed copy delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials online (the “Notice”).
If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. If you receive the Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice about how you may request to receive a copy electronically or in printed form free of charge on a one-time or ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of materials.
In addition to this proxy statement, our proxy materials include our 2020 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”). Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, also are available in the Investor Relations section of our website (ir.centerspacehomes.com) under the tab “Financial Reporting.” The information included in our website is not incorporated herein by reference.

How can I participate in the virtual 2021 Annual Meeting?
We will be hosting the 2021 Annual Meeting live via the Internet. Shareholders will be able to participate in the 2021 Annual Meeting online via live webcast. Provided below is the summary of the information that you will need to participate in the 2021 Annual Meeting.
•	Shareholders can participate in the 2021 Annual Meeting via live webcast over the Internet at www.virtualshareholdermeeting.com/CSR2021.
•
The 2021 Annual Meeting webcast begins at 9:00 a.m., Central Daylight Time. On the day of the Annual Meeting, we recommend that you log into our virtual meeting at least 15 minutes prior to the scheduled start time to ensure that you can access the meeting.

•
You will need your 16-digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials, to enter the 2021 Annual Meeting.

•
You may submit questions for the meeting in advance at www.proxyvote.com. Shareholders will also have the ability to vote and submit live questions during the Annual Meeting webcast at www.virtualshareholdermeeting.com/CSR2021. Questions related directly to the 2021 Annual Meeting will be answered during our virtual meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be available in the Investor Relations section of our website (ir.centerspacehomes.com). The questions and answers will be available as soon as practical after the meeting and will remain available until one week after the posting.

•
Instructions on how to attend and participate in the live webcast, including how to verify stock ownership and vote your shares electronically during the 2021 Annual Meeting, are available at www.virtualshareholdermeeting.com/CSR2021.

•	Webcast replay of the 2021 Annual Meeting will be available on our website (ir.centerspacehomes.com) as soon as practicable following the meeting.
How does COVID-19 impact the information contained in this Proxy Statement and the Company’s business?
Information contained in this Proxy Statement relates to 2020 performance and compensation, and reflects the impact of the COVID-19 pandemic on such performance and compensation for the year ended December 31, 2020.
During the year ended December 31, 2020, in order to minimize the impact of COVID-19 on our team, residents, and communities, we undertook the following measures (among others) from time to time and in accordance with applicable governmental regulations and restrictions:
•
We enacted social distancing practices for our team and within our communities in order to do our part to stop the spread of COVID-19, including encouraging residents to use electronic or phone communication when contacting our staff;

•
We closed and/or limited capacity in common amenity spaces, including on-site fitness centers, community rooms, swimming pools, resident coffee services, and conference facilities in an effort to support social distancing and comply with governmental regulations;

•	We implemented enhanced cleaning and disinfecting protocols at our communities;
•	We announced that maintenance requests would be completed for essential or emergency services only;
•	We required masks be worn in our offices;
•	We waived all fees associated with credit card payments;
•	We suspended eviction filings in accordance with government regulations;
•	We offered rental deferment payment plans to residents experiencing financial hardship; and
•	We offered flexible lease renewal terms.

What proposals will be voted on at the Annual Meeting?
We anticipate the following five proposals will be voted on at the Annual Meeting:
•	The election of seven trustees to serve until the 2022 annual meeting of shareholders and until their respective successors are duly elected and qualified;
•	The approval on a non-binding advisory basis of the compensation paid to the Company’s named executive officers;
•
The approval of an amendment to the Company’s Articles of Amendment and Third Restated Declaration of Trust of Investors Real Estate Trust, as amended, to change the name of the Company from Investors Real Estate Trust to Centerspace;

•	The approval of an amendment to the Amended and Restated 2015 Incentive Plan; and
•	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
What are the Board’s recommendations?
Our Board unanimously recommends that you vote:
•	“FOR” the election of seven trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified (Proposal 1);
•	“FOR” the non-binding advisory approval of executive compensation (Proposal 2);
•
“FOR” the approval of an amendment to the Company’s Articles of Amendment and Third Restated Declaration of Trust of Investors Real Estate Trust, as amended, to change the name of the Company from Investors Real Estate Trust to Centerspace (Proposal 3);

•	“FOR” the approval of the amendment to the Amended and Restated 2015 Incentive Plan (Proposal 4); and
•	“FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 5).
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Mark O. Decker, Jr. or Anne Olson, will have discretion to vote on those matters in accordance with his, her or their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Who is entitled to vote?
Shareholders of record at the close of business on March 22, 2021 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, there were 13,219,845 of our common shares outstanding. Each common share is entitled to one vote on all matters being considered at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, virtually or by proxy, of the holders of thirty-three and one-third percent (33 1/3%) of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Both abstentions and broker non-votes (as discussed below under “What vote is required to approve each item?”) are counted for the purpose of determining the presence of a quorum.
What is the difference between holding shares as a registered shareholder and holding shares in street name?
If your common shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered a registered holder of those common shares.

If your common shares are held by a broker, bank, or nominee, you hold those common shares in street name. Your broker, bank, or other nominee will vote your common shares as you direct.
How do I vote?
Whether you hold shares as the shareholder of record or in street name, you may direct how your shares are voted without virtually attending the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we encourage you to vote in advance of the meeting in order to ensure that your vote is counted.
Shareholders of Record. As a shareholder of record, you may vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2021and entering the 16-digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. Alternatively, you may vote by authorizing a proxy by completing, signing, and dating a proxy card and mailing it in the accompanying pre-addressed envelope in accordance with the instructions included on your proxy card.
Beneficial (“Street Name”) Shareholders. The broker, bank, or similar intermediary that holds your common shares in an account is considered to be the holder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the common shares held in your account. You may vote by submitting voting instructions to your broker, bank, trustee, or other intermediary in accordance with the Notice, including by submitting a voting form provided to you by such intermediary. Alternatively, you may vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2021 and entering the 16-digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. You can ensure your vote is cast at the meeting by completing, signing, dating, and returning your proxy card or voting form. Your vote will be cast in accordance with the instructions included on a properly signed and dated proxy card or voting form.
If you do not return a signed proxy card or voting form (or, if you are a beneficial owner, otherwise submit your vote in accordance with the instructions provided in the Notice) or virtually attend the Annual Meeting and vote, no vote will be cast on your behalf. The proxy card indicates on its face the number of common shares registered in your name on the Record Date, which corresponds to the number of votes you will be entitled to cast at the meeting on each proposal.
You are urged to follow the instructions on your proxy card or your Notice and voting form, as applicable, to indicate how your vote is to be cast. If you return your signed proxy but do not indicate your voting preferences, your common shares will be voted on your behalf as follows:
•	“FOR” the election of seven trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified (Proposal 1);
•	“FOR” the non-binding advisory approval of executive compensation (Proposal 2);
•
“FOR” the approval of an amendment to the Company’s Articles of Amendment and Third Restated Declaration of Trust of Investors Real Estate Trust, as amended, to change the name of the Company from Investors Real Estate Trust to Centerspace (Proposal 3);

•	“FOR” the approval of the amendment to the Amended and Restated 2015 Incentive Plan (Proposal 4); and
•	“FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 5).
Can I change my vote or revoke my proxy?
If you are a shareholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Virtually attending the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2021 and entering the 16-digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

If you are a beneficial owner, you may change your vote by submitting new voting instructions (including a voting form) to your broker, bank or nominee, or vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2021 and entering the 16-digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
What vote is required to approve each item?
Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non -Votes(1)
1. Election of Trustees	For, against or abstain on each nominee	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect

2. Advisory vote to approve the Company’s executive compensation (say-on-pay)	For, against, or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect

3. Approval of an amendment to the Company’s Articles of Amendment and Third Restated Declaration of Trust of Investors Real Estate Trust, as amended, to change the name of the Company from Investors Real Estate Trust to Centerspace
	For, against, or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect

4. Approval of an amendment to the Amended and Restated 2015 Incentive Plan	For, against, or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect

5. Ratification of the Appointment of Grant Thornton LLP as the Company’s independent auditor for the year ending December 31, 2021	For, against, or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	Not applicable
(1)
If you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on Proposal No. 5, but not for any of the other proposals.

If your common shares are held in street name, and you do not instruct the broker as to how to vote these shares on Proposal 1, 2, 3 or 4, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 5, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.
Is cumulative voting permitted for the election of trustees?
No. The Company’s Declaration of Trust and Bylaws do not permit cumulative voting at any election of trustees.

How are proxies solicited?
The Company will pay for the expenses of soliciting proxies. The Company engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 (“Morrow Sodali”) to assist with the solicitation of proxies. The Company will pay Morrow Sodali a fee of approximately $8,000 plus reimbursement of out-of-pocket expenses and disbursements (which we anticipate to be approximately $6,000), with the final amount of such disbursements depending on the level of services actually provided. Trustees, officers, and employees of the Company may, without additional compensation, solicit proxies by mail, email and/or telephone. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common shares.
What is householding?
The SEC has adopted rules that allow a company to deliver a single notice or set of proxy materials to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize cost savings and reduces the amount of duplicate information shareholders receive. For notices sent to shareholders sharing a single address, we are sending only one set of proxy materials (or one Notice, if applicable) to that address unless we have received contrary instructions from a shareholder at that address. Any shareholders who object to, or wish to begin, householding or who wish to receive just one set of materials (rather than multiple copies) in the future may notify the Secretary orally or in writing at the telephone number or address set forth herein. We will deliver promptly an individual copy of the proxy materials (or one Notice, if applicable) to any shareholder who revokes its consent to householding upon our receipt of such revocation.
How do I find out the voting results?
We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before May 24, 2021. The Form 8-K will be available at our website (ir.centerspacehomes.com) under the tab “Financial Reporting—SEC Filings” and on the SEC’s website at http://www.sec.gov.
What do I need to do if I would like to attend the Annual Meeting?
You will be able to attend the 2021 Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CSR2021 and entering the 16-digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
What is the deadline for shareholder proposals for the 2022 Annual Meeting?
The deadline for submitting a shareholder proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2022 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is December 6, 2021 (120 days prior to the anniversary of the mailing date of this Proxy Statement). Such proposals must comply with SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
In addition, our Bylaws contain additional advance notice requirements for shareholders who wish to present a proposal, including shareholder nominees for election to the Board, before an annual meeting of shareholders (and not pursuant to Rule 14a-8 of the Exchange Act). According to our Bylaws, nominations of individuals for election to our Board at an annual meeting and the proposal of other business to be considered by shareholders must be made not less than 90 days nor more than 120 days prior to the first anniversary of the date our proxy statement is released to shareholders for the prior year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these Bylaw provisions (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than January 18, 2022 and no later than February 17, 2022. A shareholder’s notice must set forth the information required by our Bylaws with respect to each shareholder proposal.
All notices of proposals by shareholders, whether or not intended to be included in the Company’s proxy materials, should be sent to Investors Real Estate Trust, dba Centerspace, c/o Secretary, 3100 10th St SW, P.O. Box 1988, Minot, ND, 58702-1988.

PROPOSAL 1: ELECTION OF TRUSTEES
Description of Proposal
The Articles of Amendment and Third Restated Declaration of Trust of the Company, as amended (the “Declaration of Trust”) provide that the Board of Trustees will be composed of not less than five nor more than fifteen trustees. The Board currently consists of eight trustees. On March 12, 2021, Terrance P. Maxwell notified the Board he was retiring and would not be standing for re-election. The Board determined that, concurrently with the conclusion of Mr. Maxwell’s term, the size of the Board shall be decreased to seven trustees.
Jeffrey P. Caira, Michael T. Dance, Mark O. Decker, Jr., Emily Nagle Green, Linda J. Hall, John A. Schissel, and Mary J. Twinem have been nominated for election as trustees at the Annual Meeting, to serve for a term of one year expiring at the 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified.
All of the nominees are presently serving as trustees of the Board and were recommended for nomination for re-election by the Nominating and Governance Committee of the Board, and such recommendations were adopted by the Board.
In the unanticipated event that any nominee should become unavailable for election, either the persons named as proxies on the proxy card will have discretionary authority to vote pursuant to the proxy card for a substitute nominee nominated by the Board or the Board, on the recommendation of the Nominating and Governance Committee, may reduce the size of the Board and number of nominees.
The charts below provide additional information regarding the proposed composition of our Board considering the nominees, including age of our trustees, trustee tenure, gender diversity, and Board independence:

AGE OF TRUSTEES
Under 50
50-55
55-60
61-65
Over 65
Age
0
1
2
3
Number of Trustees

TRUSTEE TENURE
More than 5 years
2-5 years
29 %
71 %

GENDER DIVERSITY
Male
Female
43 %
57 %

BOARD INDEPENDENCE
Independent
Non-Independent
1
6

Required Vote
The affirmative vote of the holders of a majority of the common shares present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the seven trustee nominees.
Vote Recommended
The Board recommends that shareholders vote FOR the election of the seven nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2022 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.

Nominees
The following table sets forth the names of and biographical information regarding each of the nominees, including their age as of December 31, 2020, principal occupation, the year they each first became a trustee, their current Board committee memberships and the experience, qualifications, attributes and skills that have led the Board to conclude that they should serve as a trustee of the Company.
Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership
Jeffery P. Caira Chair
Former Director—Co-Portfolio Manager with AEW Capital Management

Jeffrey P. Caira has served as a trustee of the Company since June 23, 2015, and as Chair of the Board since April 27, 2017. Mr. Caira has over 35 years of experience in the real estate industry. From 2003 to 2013, he served in various positions at AEW Capital Management, lastly as Director—Co-Portfolio Manager of the North American Diversified Strategy, a multi-billion dollar real estate securities portfolio, before retiring.

Prior to that, Mr. Caira served as a Vice President-Portfolio Manager and Senior Analyst for Pioneer Investment Management, Inc. from 2000 to 2003, managing the U.S. real estate sector fund; and Vice-President—Senior Equity Research Analyst for RBC Dain Rauscher, Inc. (formerly Tucker Anthony) from 1998 to 2000, covering equity REITs. Mr. Caira graduated from the University of Notre Dame with a BBA and holds an MBA from the Kellogg School of Management. He is a licensed real estate broker in the Commonwealth of Massachusetts.

Mr. Caira brings the following experience, qualifications, attributes, and skills to the Board: general business management, portfolio management, portfolio valuation and analysis of public securities and real estate, capital markets, investment banking, finance, strategic planning, property management and property acquisition experience from his over 35 years in the real estate industry; insight into governance and management best practices from over ten years of serving on boards of various non-profit organizations; and extensive business and personal contacts in the real estate and investment banking fields.
		63	2015	Independent Chair of the Board of Trustees; Audit

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership
Michael T. Dance
Former Chief Financial Officer of Essex Property Trust, Inc. (NYSE: ESS)

Michael T. Dance has served as a trustee of the Company since April 19, 2016. Mr. Dance has over 23 years of real estate industry experience and over 35 years of accounting and finance experience. From 2005 until he retired in late 2015, Mr. Dance served as Executive Vice President and Chief Financial Officer of Essex Property Trust, Inc., an S&P 500 company and publicly traded REIT that acquires, develops, redevelops, and manages multifamily residential properties in select West Coast markets. From 2002 to 2005, Mr. Dance was an independent consultant providing Sarbanes-Oxley compliance consultation and litigation support and served as an adjunct Professor for the University of California at Berkeley, Haas School of Business. Mr. Dance began his career at KPMG in 1978 and was a partner from 1990 to 2002. Mr. Dance received his Bachelor’s degree in Economics from California State University, East Bay, and is a Certified Public Accountant (retired).

Mr. Dance brings the following experience, qualifications, attributes and skills to the Board: general business management, corporate governance and finance and strategic planning experience from his executive-level position with a publicly traded REIT; real estate industry investment, development, acquisition, disposition, marketing, and management experience from his over 23 years in the real estate industry; accounting and public reporting experience; and extensive business and personal contacts in the real estate industry.
		64	2016	Independent Trustee; Audit, Compensation

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership
Mark O. Decker. Jr.
President, Chief Executive Officer, and Chief Investment Officer of the Company

Independent Director of Alpine Income Property Trust, Inc. (NYSE: PINE)

Mark O. Decker, Jr. has served as a trustee of the Company since April 27, 2017, and has been employed by the Company since August 5, 2016. Mr. Decker has been the Company’s President and Chief Investment Officer since August 5, 2016 and was also appointed as the Company’s Chief Executive Officer on April 27, 2017. For the two decades prior to joining Centerspace, Mr. Decker was an investment banker and spent the majority of that time serving the real estate industry as a senior banker at several firms with a focus on growth and transformational transactions for public real estate owner/operators, lodging companies and real estate services firms. Immediately prior to joining our company Mr. Decker served as the Managing Director and U.S. Group Head of Real Estate Investment and Corporate Banking at BMO Capital Markets.

Mr. Decker received a Bachelor’s degree in History from the College of William & Mary. In addition, Mr. Decker is a Trustee for Alpine Income Property Trust (NYSE:PINE) and is actively involved with several industry groups including the National Multihousing Council, Urban Land Institute, and Nareit.

Mr. Decker brings the following experience, qualifications, attributes and skills to the Board: capital markets and strategic planning experience from his 16-year career as a real estate investment banker; familiarity with the various real estate markets in which the Company operates through his service as an executive with the Company; and extensive contacts through his years in the real estate and finance industries.
		45	2017	Executive Trustee; None

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership
Emily Nagle Green
Former CEO of Smart Lunches, Inc.

Independent Director of Casella Waste Systems (NASDAQ: CWST), Volta Networks, and privately-held Lee Kennedy Company

Emily Nagle Green has served as a trustee of the Company since February 15, 2018. Ms. Green has a wealth of experience leading companies that have developed innovative technologies for businesses and consumers alike. She has served as CEO for three separate companies, including Smart Lunches, Inc., a venture-backed start-up providing online ordering and delivery for school lunches, for which she served as CEO from 2012-2016 and raised four rounds of capital, helped to build an award-winning technology platform, and scaled the business to serve 300 schools in 9 states. Prior to that, she served as CEO for two private- equity-backed research firms from 2005-2011: Yankee Group and Cambridge Energy Research Associates (CERA). She also led consumer technology research at Forrester Research, Inc., where she built the then-largest consumer technology research panel, serving executives at dozens of Fortune 1000 firms seeking to meet consumer needs in a fast-changing technology environment. She also coaches first-time CEOs and is the author of “ANYWHERE: How Global Connectivity is Revolutionizing the Way We Do Business” (McGraw-Hill 2010). Ms. Green received a Bachelor’s degree in linguistics from Georgetown University and a Master’s degree in Artificial Intelligence and Computer Graphics from the University of Pennsylvania.

Ms. Green brings the following experience, qualifications, attributes and skills to the Board: executive leadership and management, general business management, application of technology, corporate governance, strategic planning experience from serving as CEO of three companies, and management best practices from her years of advising CEOs and boards of various companies and non-profit organizations.
		63	2018	Independent Trustee; Nominating and Governance (Chair);

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership
Linda J. Hall
Entrepreneur-in-Residence, Carlson School of Management, University of Minnesota

Independent Director of DentaQuest

Linda J. Hall, Ph.D., has served as a trustee of the Company since September 21, 2011. Since 2008, Ms. Hall has been a volunteer Entrepreneur-in-Residence at the Carlson School of Management, University of Minnesota. Ms. Hall has more than 40 years of executive experience in the manufacturing and service sectors, including healthcare, venture capital financing, employee benefits, and teaching. During her career, she has launched 20 start-up companies as an executive, director, or consultant, including three inside $1 billion plus companies.

Ms. Hall also has 25 years of experience serving on the boards of privately-held and public reporting companies in the United States and Europe, including serving as the chair of compensation, compliance, governance, and nominating committees and as a member of audit committees. Ms. Hall currently serves on the boards of DentaQuest, Children’s Minnesota, and Martell Diagnostic Laboratories. She previously served on the boards of four publicly held companies: Amedisys (NASDAQ: AMED) from 2013 to 2019, Health Fitness Corporation (NASDAQ: HFIT) from 2001 until it was acquired in 2010, MTS Systems Corporation (NASDAQ: MTS) from 1995 to 2006, and August Technology (NASDAQ: AUGT) from 2002 until it was acquired in 2006. She also served on the Ascension Ventures board from 2011 to 2018, and previously served on the board of a privately-held European company, Laastari/ R Clinic, from 2010 to 2015. She is a Phi Beta Kappa graduate of the University of Michigan and received a master’s degree in Psychology from the University of Michigan, a master’s degree in Social Work from the University of Minnesota, and a Ph.D. in Education Administration from the University of Minnesota.

Ms. Hall brings the following experience, qualifications, attributes and skills to the Board: general business management, marketing strategy and strategic planning experience from her executive-level positions with public and private companies, and extensive experience with corporate governance and compensation practices from her service on numerous non-profit, private, and public company boards of directors.
		72	2011	Independent Trustee; Compensation (Chair); Nominating and Governance

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership
John A. Schissel
President and Chief Financial Officer for Carr Properties, LLC, a privately held REIT

John A. Schissel has served as a trustee of the Company since April 19, 2016. He has over 30 years of experience collectively in the capital markets and as an executive for both public and private real estate company platforms. From December 2015 to the present, Mr. Schissel has served as the President and Chief Financial Officer for Carr Properties, LLC, a privately held REIT focused on the ownership, development, acquisition and management of best-in-class office properties in the Washington, DC and Boston, MA markets. In his role he oversees the Company’s Accounting, Finance, Human Resources, Operations, and Technology functions. Mr. Schissel served as the Executive Vice President and Chief Financial Officer of Invitation Homes, the nation’s largest owner and operator of single-family rental homes from 2014 to 2015; and Executive Vice President and Chief Financial Officer of BRE Properties, Inc., a NYSE listed multifamily REIT based on the West Coast, from 2009 to 2014. His career experience also includes serving in Wachovia Securities’ Real Estate Investment Banking Group. He received his Bachelor of Science degree in Business Administration with a concentration in finance from Georgetown University.

Mr. Schissel brings the following experience, qualifications, attributes and skills to the Board: corporate finance, capital markets, investment banking, executive management, and strategic planning experience; public company executive management, accounting, and reporting experience from serving as CFO of two publicly-traded REITs; real estate industry investment, development and management experience from his over 30 years in the real estate industry; and his extensive business and personal contacts in the real estate industry.
		54	2016	Independent Trustee; Compensation

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership
Mary J. Twinem
Former Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc.

Independent director of Valvoline, Inc. (NYSE: VVV) and Medica Holding Company, a multi state health insurance company.

Mary J. Twinem has served as a trustee of the Company since February 15, 2018. Ms. Twinem retired in 2016 after two decades as the Executive Vice President and Chief Financial Officer for Buffalo Wild Wings, Inc.

Ms. Twinem managed the functional areas of Financial Reporting, Financial Planning and Analysis, Information Systems, Investor Relations, Supply Chain and Philanthropy for Buffalo Wild Wings and its over 1,100 company-owned and franchised Buffalo Wild Wings, PizzaRev, and R Taco restaurants in the United States and 4 countries worldwide.

Ms. Twinem has over 30 years of experience in accounting, financial reporting, and income tax preparation, including seven years in public accounting where she assisted primarily small businesses. From 1989 to 1994, she worked for Dahlberg/Miracle-Ear, the manufacturer and franchisor of Miracle-Ear hearing aids, ultimately becoming the company's Controller. In 1995, Twinem joined Buffalo Wild Wings as Controller and was promoted to Chief Financial Officer in 1996. In Twinem's over 20 years with Buffalo Wild Wings, she established the financial framework to grow the company from 35 to over 1,100 restaurants, with system-wide revenue of $3.8 billion in 2016. She was instrumental in securing both debt and private equity financings, ultimately leading the company through one of the most successful Initial Public Offerings of 2003. Ms. Twinem was named one of the “Top Women in Finance” in Minnesota by the Finance and Commerce publication in 2004 and inducted into their Circle of Excellence in 2010, and was a 2009 finalist for “CFO of the Year” by Minneapolis-St. Paul Business Journal.

Ms. Twinem received a B.S. in Accounting from the University of Wisconsin-Platteville in 1982 and became a Certified Public Accountant in 1984. She serves on the board of directors of Medica Holdings Company, the non-profit family of companies that
		60	2018	Independent Trustee; Audit (Chair)

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Independence and Board Committee Membership

include Medica Health Plans, and serves as their audit committee chair. She was named to the board of directors and audit committee of Valvoline, Inc., a 150-year old brand that became a NYSE-listed public company in 2016, and serves as their compensation committee chair. She joined the board of trustees for Centerspace in February 2018 and serves as audit committee chair. She qualifies as an audit committee financial expert as defined for publicly-traded companies. She previously served on the non-profit boards of Hospitality Minnesota Education Foundation and the Boys & Girls Clubs of the Twin Cities.

Ms. Twinem brings the following experience, qualifications, attributes, and skills to the Board: general business management; financial planning and analysis; business-to-consumer insights; investor relations; and supply chain management. Ms. Twinem also brings public company financial reporting expertise and executive management experience gained from her more than 20 years of service as the CFO and as an executive officer of Buffalo Wild Wings.

CORPORATE GOVERNANCE AND BOARD MATTERS
Centerspace’s management and Board of Trustees aspire to be good stewards of the shareholder investment entrusted to the Company. Sound corporate governance is critical to retaining the trust of investors and to the Company’s commitment to continue to operate with the highest standards of integrity. Certain highlights from the Company’s corporate governance policies and practices are set forth below. Our Governance Guidelines also can be found on our website at http://ir.centerspacehomes.com under “Corporate Overview—Corporate Governance.”
Supermajority Independent Board	Independent Standing Committees and Lead Independent Director	Regular Access to and Involvement with Management
The only member of management who serves on the Board is the Company’s President and CEO. Six of the seven nominees for the Board, or 85.7%, are independent.	Only independent trustees serve on the standing committees, including Audit, Compensation, and Nominating and Governance.	In addition to regular access to management during Board and committee meetings, the independent trustees have ongoing, direct access to members of management and to the Company’s business.
Board Refreshment	Engaged Board	Stockholder Engagement
Trustees of varying tenures and perspectives serve on the Board, with new trustees joining the Board every several years.	In addition to regular access to management, the independent trustees meet at least quarterly, including in executive session, and receive written updates from the CEO at least monthly.	Under the direction of the Board, the Company regularly engages with shareholders on governance, pay, and business matters.
No Pledging or Hedging of Shares	Majority Voting with a Resignation Policy	Related Party Transactions

The Company prohibits trustees and executive officers from entering into pledging or hedging transactions involving Company securities and from holding Company securities in margin accounts or pledging such securities as collateral for loans.
Since inception, the Company’s trustees have been elected annually, and the Company requires its trustees to be elected by a majority vote.
The Company maintains a related party transaction policy to ensure that potential conflicts of interests are addressed and that the Company’s decisions are based on considerations only in the best interests of the Company and its shareholders.

Risk Assessment	No Interlocking Directorships	Term Limits
The Board conducts an annual risk assessment that focuses on the key risks facing the Company.	No Company trustee or member of management serves on a Board or a compensation committee of a company at which a Company trustee is also an employee.	Rather than impose arbitrary limits on service, the Company regularly (at least annually) reviews each trustee’s continued role on the Board and considers the need for periodic Board refreshment.
Regular Self-Evaluations	Mandatory Retirement	Separation of Chair and CEO
The Board and its committees conduct annual self-evaluations.	The Company’s Governance Guidelines require that trustees must be less than 74 years of age upon the date of the annual meeting at which such trustee is elected or re-elected.	The Company’s governance guidelines provide that the positions of Board Chair and CEO should be held by separate persons. The Board is led by an Independent Chair.
Environmental	Social Responsibility	Annual Review of Charters and Key Policies

The Nominating & Governance Committee has oversight of the Company’s environmental, social and governance (ESG) initiatives. The Company is committed to creating a diverse, sustainable and environmentally responsible organization.

In May 2020, the Company published its inaugural ESG report, which can be found on our website at www.centerspacehomes.com.

In 2020, the Company provided more than $52,000 of financial support for over 25 organizations benefiting the communities in which we operate. During our Juneteenth fundraiser in June 2020, our Team Members donated over $14,000 to two Minneapolis charities. We also provided paid time off that allowed our team members to contribute over 648 volunteer hours in our communities. We and our team members overall donated more than $7,500 to Team Hope, our emergency fund for team members in need.

The Board and each standing committee reviews its charter annually, along with the Company’s Governance Guidelines, Code of Conduct, Code of Ethics for Senior Financial Officers, Insider Trading Policy, and Whistleblower Policy.

Attendance at Board and Committee Meetings
All trustees are expected to attend each meeting of the Board and the committees on which they serve. During 2020, the Board held twelve meetings, the Audit Committee held five meetings, the Compensation Committee held seven meetings, and the Nominating and Governance Committee held four meetings. No trustee nominee named in the Proxy Statement attended fewer than 75% of the meetings of the Board and the committees on which he or she served during the past year. Trustees are not required to attend the Annual Meeting, but the following Trustees attended the virtual 2020 Annual Meeting of Shareholders: Mr. Caira (Chair), Mr. Decker (CEO), Ms. Twinem, Ms. Green, Mr. Maxwell, and Mr. Schissel.
Trustee Independence
The Board of Trustees determined that each of Jeffrey P. Caira, Michael T. Dance, Emily Nagle Green, Linda J. Hall, Terrance P. Maxwell, John A. Schissel, and Mary J. Twinem qualified as an “independent trustee” in accordance with the NYSE listing standards (the “Standards”). Under the Standards, no trustee of the Company will qualify as independent unless the Board of Trustees has affirmatively determined that the trustee has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Standards specify certain relationships that are deemed to preclude a finding of independence, including, for example, employment by the Company or engaging in certain business dealings with the Company. In making these determinations, the Board reviewed and discussed information provided by the trustees and the Company with regard to each trustee’s business and personal activities as they may relate to the Company and the Company’s management.
Each member of the Audit Committee qualifies as “independent” under the Standards and the NYSE’s enhanced standards for members of audit committees established by the Securities and Exchange Commission (“SEC”) and the NYSE. Each member of the Compensation Committee qualifies as “independent” under the enhanced standards for members of compensation committees established by the SEC and the NYSE.
Board Leadership Structure
As described above, the Chair of the Board, Mr. Caira, is an independent trustee under the Standards. Mr. Caira has served as Chair of the Board since April 27, 2017. According to our Governance Guidelines, the Company generally should maintain a Board leadership structure in which the roles of Chief Executive Officer and Chair of the Board are separate and the Chair of the Board is independent under the Standards. The separation of offices allows the Chair of the Board to focus on management of Board matters and allows the Chief Executive Officer to focus his attention on managing the Company’s business. Additionally, the Company believes the separation of offices ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing the Chief Executive Officer’s performance.
Board Committees
The standing committees help the Board to more effectively direct and review the Company’s operations and strategic outlook. In addition, the committees allow management to respond timely to factors affecting the ongoing operations of the Company. Management regularly consults with committee chairs to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.
The Board has established the following standing committees: Audit, Compensation, and Nominating and Governance.

Audit Committee
The Audit Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Audit Committee is set forth below. The Audit Committee is governed by a written charter that has been approved by both the Audit Committee and the Board. The Audit Committee annually reviews and assesses the adequacy of its charter.
The Board has determined that Ms. Twinem, the Chair of the Audit Committee, and Mr. Caira and Mr. Dance, members of the Audit Committee, are all “audit committee financial experts,” as that term is defined in applicable SEC rules.
Committee	Key Responsibilities		Members
Audit Committee	•	Oversees the Company’s accounting and financial reporting processes and audits of its financial statements, including the integrity of the financial statements.	Mary J. Twinem (Chair) Jeffrey P. Caira Michael T. Dance

	•	Directly responsible for the appointment, compensation, and oversight of the independent auditors.

	•	Reviews the scope and overall plans for, and results of, the annual audit and internal control over financial reporting.

	•	Reviews the responsibilities, staffing, budget, design, implementation, and results of the internal audit function.

	•	Consults with management and the independent auditor with respect to the Company’s processes for risk assessment and enterprise risk management.

	•	Reviews and approves the Company’s policy for the pre-approval of audit and permitted non-audit services by the independent auditors as well as any services provided pursuant to such policy.

•
Reviews and discusses with management and the independent auditor quarterly earnings releases prior to their issuance and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to their filing.

	•	Reviews with management the scope and effectiveness of the Company’s disclosure controls and procedures.

	•	Meets regularly with members of the Company’s management and with the independent auditor, including periodic meetings in executive session.

Compensation Committee
The Compensation Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Compensation Committee is set forth below. The Compensation Committee is governed by a written charter that has been approved by both the Compensation Committee and the Board. The Compensation Committee annually reviews and assesses the adequacy of its charter.
Committee	Key Responsibilities		Members
Compensation Committee	•	Provides for succession planning for the executive officers, with particular focus on CEO succession.	Linda J. Hall (Chair) Michael T. Dance John A. Schissel

	•	Oversees the goals and objectives of the Company’s executive compensation plans.

•
Annually evaluates the performance of the CEO, including reviewing, setting, and approving goals and objectives for the CEO and, together with the other independent trustees, determines the CEO’s compensation.

	•	Annually reviews and approves the evaluation process for the CEO and the other executive officers and reviews the CEO’s decisions with respect to compensation of the other executive officers.

	•	Makes recommendations to the Board regarding incentive compensation plans and equity-based plans and approves any equity compensation.

	•	Periodically reviews and approves any employment agreements, severance arrangements, or change in control agreements and provisions for the Company’s executive officers.

	•	Receives periodic reports on the Company’s compensation programs, 401(k) plan options and matching contributions, and employee health care benefits.

	•	Considers the results of shareholder advisory votes on executive compensation in connection with the review and approval of executive officer compensation.

	•	Reviews and discusses the Compensation Discussion & Analysis and Compensation Committee Report with management.

	•	Periodically reviews the goals and objectives of the Company’s executive compensation plans.

	•	Reviews peer groups and criteria for benchmarking used to assess performance and compensation levels for executive officers

Nominating and Governance Committee
The Nominating and Governance Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Nominating and Governance Committee is set forth below. The Nominating and Governance Committee is governed by a written charter that has been approved by both the Nominating and Governance Committee and the Board. The Nominating and Governance Committee annually reviews and assesses the adequacy of its charter.
Committee	Key Responsibilities		Members
Nominating and Governance Committee	•	Plans for Board refreshment and succession planning for directors and identifies, recruits, and interviews candidates to fill positions on the Board.	Emily N. Green (Chair) Linda J. Hall Terrance P. Maxwell

	•	Identifies and recommends to the Board individuals qualified to serve on the Board.

	•	Evaluates incumbent trustees to determine whether to recommend them to the Board as nominees for re-election.

	•	Focuses on Board composition and procedures and recommends measures to ensure that the Board reflects the appropriate balance of knowledge, experience, skills, and expertise.

	•	Develops and periodically reviews a set of corporate governance principles applicable to the Company and its management.

	•	Makes recommendations to the Board regarding the size and criteria for membership on the Board and committees.

	•	Oversees a systematic annual evaluation of the Board, committees, and individual directors in an effort to continuously improve the function of the Board.

	•	Considers corporate governance matters that may arise and develops appropriate recommendations.

	•	Oversees the Company’s efforts with respect to environmental, social and governance initiatives.
Trustee Nominations
The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members, as well as the composition of the Board as a whole. This assessment will include members’ independence, as well as consideration of other skills and characteristics that the Nominating and Governance Committee deems appropriate, in the context of the needs of the Board.
In general, candidates for nomination to the Board are either suggested by Board members or Company employees or located by search firms engaged by the Committee. In accordance with the Company’s Bylaws, the Nominating and Governance Committee will also consider trustee nominations from shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at an annual shareholder meeting may do so by submitting all the materials required under Article III, Section 6(B) of the Bylaws to the Company’s Secretary at the following address: Investors Real Estate

Trust, dba Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, if the Board increases the number of trustees to be elected at an annual meeting but there is no public announcement by the Trust naming all of the nominees for the increased number at least 100 days prior to the first anniversary of the preceding year’s annual meeting, then submissions, but only with respect to nominees for any new positions created by such increase, will also be considered timely if received by the Secretary no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The Nominating and Governance Committee will not alter the manner in which it evaluates candidates, including consideration of the factors set forth in its charter, based on whether the candidate was recommended by a shareholder or was identified by other means.
The charters for the Audit, Compensation, and Nominating and Governance Committees and the Company’s Governance Guidelines are posted on the Company’s website at ir.centerspacehomes.com under “Corporate Overview—Corporate Governance.”
Executive Sessions
The Board holds regular executive sessions at which independent trustees meet without Company management or employees present. Executive sessions are held not fewer than four times per year, at each regularly scheduled Board meeting.
Policy Regarding Diversity
The Company does not have a formal policy regarding diversity of membership of the Board of Trustees. The Nominating and Governance Committee recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge, and diversity of opinion. The Committee has not attempted to define “diversity” but seeks to establish a balanced Board with members whose skills, backgrounds, and experience are complementary and, together, cover the spectrum of areas that impact the Company’s business.
Board Role in Risk Oversight
Company management is responsible for the day-to-day management of risks the Company faces. The Board is actively involved in overseeing the Company’s risk management. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of executive management, which include consideration of operational, financial, legal, regulatory, information technology, and strategic risks facing the Company. The Board does not view risk in isolation, as risks are considered in virtually every business decision made and as part of the Company’s business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as major property acquisitions and dispositions; development projects; financing transactions; strategic operational initiatives such as the Company’s transition to multifamily property focus from diversified property types; the adoption of basic Company policies such as the Company’s Code of Conduct and Insider Trading Policy; and its oversight of management’s implementation of those initiatives. In addition, each of the Company’s Board committees considers risk within its area of responsibility, as follows:
•
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Audit Committee interacts regularly in executive session with the Company’s internal and independent auditors in carrying out these functions.

•
The Compensation Committee oversees the Company’s compensation policies and practices to help ensure sound pay practices that do not cause compensation risks to arise that are reasonably likely to have a material adverse effect on the Company.

•	The Nominating and Governance Committee assists in oversight of the management of risks associated with Board organization, membership, and structure.
As a critical part of its risk management oversight role, the Board encourages full and open communication between management and the Board. Trustees are free to communicate directly with executive management. Executive management attends the regular meetings of the Board and is available to address any questions or concerns raised by the Board on risk management-related and other matters.

Environmental, Social and Governance (ESG)
The Company is committed to maintaining an organization that considers its impacts on the environment, our team members, the communities in which we operate, and diverse leadership following governance best practices. This commitment requires a long-term approach to strategy, and the Board includes ESG considerations in its planning. Board oversight of the Company’s ESG efforts is provided by the Nominating and Governance Committee, which approves annual goals related to ESG and receives regular updates from management and the Company’s ESG Committee (composed of cross-departmental representatives of the Company) on progress and issues facing the Company. As part of these goals, in 2020 the Company published its inaugural ESG Report, which can be found on our website at www.centerspacehomes.com.
The Company is focused on social responsibility as an employer, industry participant and provider of housing to our residents. In 2011, the Company started Team Hope, which is an internal resource providing financial support to our team members in times of emergency or other need. Financial support is provided through both commitments from the Company and donations from our team members. In 2020, Team Hope received over $7,500 in donations and provided more than 280 hours of paid time off to our team members in need. The key values of Service and One Team demonstrated by these commitments is also shown in our corporate sponsorship of more than $52,000 and over 648 volunteer hours in 2020 for non-profit and other organizations in the communities in which we operate.
The Company values and seeks to attract and maintain a workforce that is diverse, including diversity in, among other things, ethnicity, race, religion, culture, sex, sexual orientation, gender identity and expression. In 2019 and 2020, the Company has been placed on the prestigious Honor Roll for the Minnesota Census of Women in Corporate Leadership compiled by St. Catherine University. The Honor Roll is comprised of a select group of Minnesota companies with 20 percent or more gender diversity in their executive ranks and on their board of directors.
Code of Conduct and Code of Ethics for Senior Financial Officers
The Company’s trustees, officers, and employees are required to comply with a Code of Conduct adopted by the Board. The Board adopted the Code of Conduct to codify and formalize certain of the Company’s long-standing policies and principles that help ensure its business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Conduct covers several areas of professional conduct, including conflicts of interest, insider trading, corporate opportunities, discrimination and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of the Company, through management, or Company legal counsel. Annually, the trustees and management sign acknowledgment forms attesting that they have read the Code of Conduct and understand their responsibilities under the Code of Conduct.
The Chief Executive Officer, Chief Financial Officer, and other senior financial officers performing similar functions are also subject to a Code of Ethics for Senior Financial Officers, adopted by the Board, which contains certain policies regarding financial records; periodic reporting, filings, and other communications with the SEC, other regulators, and the public; and compliance with applicable laws, rules, and regulations in the conduct of the Company’s business and financial reporting.
The Code of Conduct and Code of Ethics for Senior Financial Officers are posted on the Company’s website at ir.centerspacehomes.com under “Corporate Governance — Corporate Overview.” The Company intends to disclose any future amendments to, or waivers of, the Code of Conduct and the Code of Ethics for Senior Financial Officers on its website promptly following the date of any amendment or waiver, or by other method required or permitted under NYSE rules.
Equity Ownership and Retention Policy
Non-Employee Trustees
Under the Company’s Policy Regarding Share Ownership and Retention, as originally adopted on July 1, 2015 and later amended on September 20, 2018 (the amended date being the “Effective Date”), all non-employee trustees are required to own common shares, including shares issued as compensation for Board service, equal to the following:
Required Ownership Multiple of Annual Base Cash Compensation
Non-Employee Trustees	4x

Trustees are required to satisfy the ownership guidelines within five years following the later of (1) the Effective Date or (2) the date the Trustee was first elected or appointed to the Board. Once the Company certifies that a trustee has met the ownership requirement, future declines in common share value will not impact compliance as long as the trustee continues to own at least the same number of shares the trustee owned at the time the trustee achieved the required ownership level. In addition, trustees are required to retain at least 60% of the shares received as a result of any equity awards granted as compensation to the trustee by the Company until such time as the trustee is no longer a trustee of the Company. The status of share ownership and retention is reviewed annually by the Compensation Committee to ensure compliance.
Ownership includes:
•	shares owned directly by the participant, participant’s spouse, and/or children;
•	shares held in a revocable trust for the benefit of the participant, participant’s spouse, and/or children;
•	shares owned by an entity in which the participant has or shares the power to vote or dispose of the shares;
•	shares held in a retirement account owned by the participant or participant’s spouse; and
•	shares pursuant to an equity award that are to vest within 12 months.
Shares do not include shares pursuant to performance awards that have not yet been earned. The Company intends that equity awards granted by the Company under its equity compensation plans will satisfy the ownership requirements.
Officers
The Policy Regarding Share Ownership and Retention also applies to the Chief Executive Officer, Chief Financial Officer, any other executive vice presidents, any senior vice presidents, and any vice presidents of the Company. The ownership requirements are as follows:
Required Ownership Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer	2x
Other Executive Vice Presidents	2x
Senior Vice Presidents	1x
Vice Presidents	0.5x
Officers are required to satisfy the ownership guidelines within five years following the later of (1) the Effective Date or (2) the date the officer was first appointed or hired as an officer. Promotion to a new office resets the five-year period. Once the Company certifies that an officer has met the ownership requirement, future declines in common share value will not impact compliance as long as the officer continues to own at least the same number of shares the officer had when they achieved the required ownership level. In addition, officers are required to retain at least 60% of the net shares received as a result of any equity awards granted to the officer issued to them by the Company until the ownership requirement is reached, the officer ceases to be an applicable officer, or the officer ceases to be employed by the Company, whichever occurs first. For purposes of this policy, “net shares” are those vested shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and to satisfy any tax obligations arising in connection with the exercise, vesting, or payment of the award.
Failure to comply with this policy may result in the requirement that the officer retain 100% of net shares received as a result of any equity awards granted by the Company until the officer has reached the required ownership level. The Company may grant waivers of these requirements where compliance would place a severe hardship on an officer, would prevent an officer from complying with a court order, or in other exceptional circumstances. The status of share ownership and retention is reviewed annually by the Compensation Committee to ensure compliance.
Complaint Procedure
The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company’s Audit Committee has adopted a complaint procedure that requires the Company to forward to the Audit

Committee any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls, or auditing matters. Any employee of the Company may submit, on a confidential, anonymous basis if the employee so chooses, any concerns on accounting, internal accounting controls, auditing matters, or violations of the Company’s Code of Conduct or Code of Ethics for Senior Financial Officers. All such employee concerns may be reported by means of the Company’s whistleblower hotline through Lighthouse Services, an independent provider that assists organizations to identify improper activity, or submitted in a sealed envelope to the Chair of the Audit Committee, in care of the Company’s General Counsel, who will forward any such envelopes promptly and unopened. The Audit Committee will investigate any such complaints submitted.
Communications to the Board
The Board recommends that shareholders and other interested parties initiate any communications with the Board in writing. Shareholders and other interested parties may send written communications to the full Board, the non-management trustees, any of the Committees, the Chair, or to any individual trustee c/o the Secretary, Investors Real Estate Trust, dba Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988, or via e-mail to trustees@centerspacehomes.com. All communications will be compiled by the Secretary and forwarded to the Board, the specified Board committee, or to individual trustees, as the case may be, not less frequently than monthly. This centralized process will assist the Board in reviewing and responding to communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication.
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
The Board has adopted a Related Party Transactions Policy, which sets forth the Company’s policies and procedures for the review, approval, or ratification of any related party transaction required to be reported in the Company’s filings with the SEC. The policy applies to any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any year in which a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Related parties for this purpose include trustees, trustee nominees, officers, 5% shareholders, and their immediate family members and associated entities.
The Audit Committee must approve any related party transaction subject to this policy before commencement of the transaction. If it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has the delegated authority to pre-approve, or ratify, as applicable, any related party transaction in which the aggregate amount involved is expected to be less than $250,000. Related party transactions that are identified as such subsequent to their commencement will promptly be submitted to the Audit Committee or the Chair of the Audit Committee, which will, if they determine it to be appropriate, ratify the transaction. The Audit Committee will annually review all ongoing related party transactions and assess whether they remain appropriate. Under the policy, the Audit Committee or its Chair will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as determined by the Committee or the Chair in good faith.
Since the beginning of 2020, there have been no transactions, and there currently are no proposed transactions, in excess of $120,000 between the Company and a related person, in which the related person had or will have a direct or indirect material interest.

TRUSTEE COMPENSATION
We structure compensation to attract and retain qualified non-management trustees and to further align the interests of non-management trustees with the interests of shareholders. The Compensation Committee annually reviews non-management trustee compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The Compensation Committee makes recommendations to the Board of Trustees on compensation for our non-management trustees, including their retainers and annual equity awards.
Under the Company’s Policy Regarding Share Ownership and Retention, all non-management trustees are required to own common shares, including shares issued as compensation for Board service, equal to three times the non-management trustees’ annual base cash compensation. As of December 31, 2020, all non-management Trustees had met or exceeded these thresholds.
Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee. During 2020, non-management trustees received the following compensation:
BASE COMPENSATION
Position:	Compensation:
All non-management trustees:	(1) Annual retainer of $40,000;

(2)  A restricted stock unit (“RSU”) award for an aggregate number of common shares determined by dividing $60,000 by the average closing price per share for the twenty days immediately prior to May 19, 2020, which will vest if serving on May 19, 2021. However, if a trustee who had served as a trustee for more than one year retired before May 19, 2021, the RSU award would be prorated. If a trustee who had less than one year of continuous service departed the Board prior to May 19, 2021, all such shares would be forfeited. Each of these awards was granted under our Amended and Restated 2015 Incentive Plan.

ADDITIONAL COMPENSATION
Position:	Compensation:
Chair of the Board:	$50,000 annual retainer and $50,000 in RSUs
Audit Committee Chair:	$20,000 annual retainer
Compensation Committee Chair:	$15,000 annual retainer
Nominating and Governance Committee Chair:	$10,000 annual retainer
Members of the Audit, Compensation, and Nominating and Governance Committees:	$10,000 for Audit committee members $7,500 for Compensation committee members $5,000 for Nominating and Governance committee members

Trustee Compensation Table for 2020
The following table shows the total compensation paid to or earned by the individuals who served as non-management trustees for any part of the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash(1) ($)	Share Awards(2)(3) ($)	Total ($)
Jeffrey P. Caira	92,875	124,814	217,689
Michael T. Dance	57,829	68,080	125,909
Emily Nagle Green	54,488	68,080	122,568
Linda J. Hall	59,125	68,080	127,205
Terrance P. Maxwell	45,375	68,080	113,455
John A. Schissel	47,250	68,080	115,330
Mary J. Twinem	52,808	68,080	120,888
(1)
Includes: (i) annual retainers paid to each trustee and (ii) additional retainers paid to the Board Chair, Committee Chairs, and committee members. Does not include reimbursed expenses and dividend equivalents.

(2)
On May 19, 2020, each non-management trustee was granted 1,056 restricted stock units (“RSUs”) (based on $60,000 divided by the 20-day average closing price of a common share prior to May 19, 2020). The chair received an additional 880 RSUs (based on $50,000 divided by the 20-day average closing price of a common share prior to May 19, 2020). These awards will vest in full on May 19, 2021 for those trustees serving on the vesting date. The grant date fair value of the RSUs was $64.47 per RSU.

(3)	As of December 31, 2020, each independent trustee had 1,056 unvested RSUs and our chair, Jeffrey Caira, had an additional 880 unvested RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists, as of March 22, 2021, the beneficial ownership of common shares of the Company by (1) each trustee and nominee for trustee of the Company, (2) the named executive officers of the Company, and (3) all trustees and named executive officers of the Company as a group. The amounts shown are based on information provided by the individuals named and Company records. Except as otherwise indicated, the persons listed have sole voting and investment power.
Name of Beneficial Owner(1)	Common Shares	Percent of Class(2) of Common Shares As of March 22, 2021
Mark O. Decker, Jr. Chief Executive Officer, President, Chief Investment Officer & Trustee	32,367(3)	*
John A. Kirchmann Executive Vice President & Chief Financial Officer	14,762(4)	*
Anne Olson Executive Vice President, Chief Operating Officer, General Counsel &Secretary	6,478	*
Jeffrey P. Caira Trustee & Chair of the Board	16,762	*
Michael T. Dance Trustee	8,808	*
Terrance P. Maxwell Trustee	7,095	*
Emily Nagle Green Trustee	4,700	*
Linda J. Hall Trustee	8,232	*
John. A. Schissel Trustee	5,967	*
Mary J. Twinem Trustee	4,790	*
Trustees and named executive officers as a group (10 individuals)	109,961	*
*	Represents less than 1% of common shares outstanding as of March 22, 2021.
(1)
Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of March 22, 2021.

(2)	Percentage of class is based on a total of 13,219,845 common shares outstanding as of March 22, 2021.
(3)	Includes 30,762 shares held directly, 1,525 shares held indirectly by his spouse’s IRA, and 20 shares held indirectly by each of his four children.
(4)	Includes 13,429 shares held directly, 1,020 shares held indirectly by his IRA and 313 shares held indirectly by his daughter’s IRA.

The following table identifies each person or group believed by the Company to beneficially own, as of March 22, 2021, more than five percent of the outstanding common shares of the Company.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	2,317,729	17.50%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd, Malvern, PA 19355	1,982,422	15.00%
Renaissance Technologies LLC(5) 800 Third Avenue, New York, NY 10022	680,532	5.10%
(1)
Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of March 22, 2021.

(2)	Percentage of class is based on a total of 13,219,845 common shares outstanding as of March 22, 2021.
(3)
Based solely on information of beneficial ownership as of December 31, 2021, included in a Schedule 13G filed on January 25, 2021. BlackRock, Inc. reports sole voting power with respect to 2,284,540 shares and sole dispositive power with respect to all 2,317,729 shares.

(4)
Based solely on information of beneficial ownership as of December 31, 2021, included in a Schedule 13G filed on February 10, 2021. The Vanguard Group, Inc. reports sole voting power with respect to 0 shares and sole dispositive power with respect to 1,930,111 shares.

(5)
Based solely on information of beneficial ownership as of December 31, 2021, included in a Schedule 13G filed on February 11, 2021. Renaissance Technologies LLC reports sole voting power with respect to 680,532 shares and sole dispositive power with respect to 680,532 shares.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Executive Officers and Certain Significant Employees of the Company
Set forth below are the names, ages and titles of each of the Company’s executive officers as of April 5, 2021 as well as a summary of their backgrounds and business experience (other than the Company’s Chief Executive Officer, President, and Chief Investment Officer, Mr. Decker, whose biography is listed above under “Proposal 1: Election of Trustees—Nominees”).
Name	Age	Title
Mark O. Decker, Jr.	45	Chief Executive Officer, President, and Chief Investment Officer; Trustee
John A. Kirchmann	56	Executive Vice President and Chief Financial Officer
Anne Olson	44	Executive Vice President, Chief Operating Officer, General Counsel, and Secretary
John A. Kirchmann has served as an Executive Vice President of the Company since April 30, 2017 and as the Chief Financial Officer since June 29, 2017. From 2011 to July 2016, Mr. Kirchmann served as Vice President of Operations Support at Essex Property Trust, a multifamily REIT (NYSE: ESS), where he was responsible for the oversight of revenue management and ancillary income, procurement, and other functions. From 2007 to 2011, he served as Corporate Controller & Corporate Treasurer at Essex, where he oversaw property and corporate accounting functions and treasury management, and re-engineered and implemented new technology and systems. Mr. Kirchmann was a private consultant from July 2016 to April 2017, where he provided executive accounting services to publicly traded companies, one of which was the Company. Mr. Kirchmann started his career as an accountant with KPMG LLP. He received his Bachelor’s degree in Business Administration with a Concentration in Accounting from Coe College and is a Certified Public Accountant (inactive).
Anne Olson has served as an Executive Vice President, General Counsel and Secretary of the Company since April 30, 2017, and as Chief Operating Officer since June 25, 2018. From 2011 to April 30, 2017, Ms. Olson was in the private practice of law, most recently as a partner with the law firm of Dorsey & Whitney LLP, in its Real Estate Practice Group, where she focused on real estate development and investments for REITs, private equity funds, and national developers and owners. Prior to 2011, she served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy. Ms. Olson began her legal career practicing real estate law at Dorsey & Whitney LLP. She received her Bachelor’s degree in English from Drake University and earned her J.D. with highest honors from Drake University Law School.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Description of Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), this Proposal 2, commonly known as a “say-on-pay” proposal, provides the Company’s shareholders the opportunity to express their views on the compensation of the Company’s named executive officers by voting, on an advisory basis, on the compensation of the named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Please review the section titled “Compensation Discussion and Analysis” for details regarding the Company’s executive compensation program, including the portion titled “Executive Summary and Achievements for 2020” and “2020 Compensation Summary,” which summarizes significant components of the Company’s executive compensation program and actions taken by the Compensation Committee.
The Company is asking its shareholders to indicate their support for the named executive officers’ compensation as described in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.”
As provided by the Dodd-Frank Act, the say-on-pay vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the shareholders, and to the extent there are a significant number of votes against the compensation of the named executive officers as disclosed in this Proxy Statement, the Board and Compensation Committee will consider the shareholders’ concerns and evaluate what actions are necessary to address those concerns.
Required Vote
The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to approve on an advisory basis the compensation of the named executive officers as disclosed in this Proxy Statement.
Vote Recommended
The Board recommends that shareholders vote on an advisory basis FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals, collectively referred to as the “named executive officers”:
•	Mark O. Decker, Jr., Chief Executive Officer since April 27, 2017, and President and Chief Investment Officer since August 5, 2016;
•	Anne Olson, Chief Operating Officer since June 25, 2018, and Executive Vice President, General Counsel, and Secretary since April 30, 2017; and
•	John A. Kirchmann, Chief Financial Officer since June 29, 2017, and Executive Vice President since April 30, 2017.
The Company did not have any other executive officers during 2020.
Executive Summary and Achievements for 2020
2020 Performance
In assessing Company and management performance in 2020, we considered both the execution of our planned strategy and the execution of a prompt plan of action in response to the unique circumstances caused by the COVID-19 pandemic and the resulting economic downturn. During 2020, the Company announced the following achievements:
•	Rebranded the Company as Centerspace to reflect both the transformation of the Company and its vision for the future.
•	Net loss per diluted share was $(0.15) for the year ended December 31, 2020, compared to earnings per diluted share of $6.00 for the year ended December 31, 2019.
•	Core FFO increased to $3.78 per diluted share compared to $3.72 per diluted share for the year ended December 31, 2019.
•
Total collections for the year ended December 31, 2020 were 99.1% of expected residential revenue compared to 99.6% for the year ended December 31, 2019, and total collections for the quarter ended December 31, 2020 were 98.6% compared to 99.7% for the same period of 2019.

•	Same-store year-over-year revenue growth of 2.1% driven by 1.7% growth in rental revenue and 0.4% growth in occupancy.
•	Same-store operating expenses increased 2.6% year-over-year with a decline of 2.9% in same-store controllable expenses, offset by an increase of 13.6% in same-store non-controllable expenses.
•	Same-store net operating income (“NOI”) growth of 1.8%.
•	Acquired two new apartment communities in the key growth markets of Minneapolis, Minnesota and Denver, Colorado, consisting of 647 homes, for an aggregate purchase price of $191.0 million.
•	Funded $18.5 million of multifamily residential property construction loans.
•	Acquired the remaining non-controlling ownership interest in 71 France, an apartment community located in Minneapolis, Minnesota, for $12.2 million.
•	Disposed of four apartment communities, a commercial property, and a parcel of unimproved land, for an aggregate sale price of $44.3 million.
•	Issued 829,078 common shares for total consideration, net of commissions and issuance costs, of approximately $59.2 million.
•	Repurchased and retired approximately 237,000 Series C preferred shares for an aggregate cost of $5.6 million or an average price per share of $23.75.

FFO, Core FFO, Same-Store NOI, and Adjusted EBITDA are non-GAAP measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, please refer to Appendix A.
As important as the achievements highlighted above was the Company’s response to the COVID-19 pandemic, which has had a significant impact on the global economy, the U.S. economy and the economies of the local markets in which we operate. For these and other reasons, similar to other rental landlords across the United States, we received requests for rent relief from a number of residents, experienced difficulties in collecting contractual rent and faced leasing challenges, particularly in the early months of the pandemic. In addition, during 2020 our Minneapolis metropolitan market was impacted by social unrest. Amidst these challenges, we took proactive measures to strength our long-term business strategy and manage the impact of COVID-19 on our operations and liquidity, including the following:
•	Maintained regular, consistent communication with our residents and commercial tenants and provided assistance and worked through questions and concerns during the uncertain circumstances;
•	Established parameters and a consistent review process for assistance in the form of residential rent deferrals and commercial abatements to determine the best course of action;
•	Took proactive measures to manage costs and expenses;
•	Continued to negotiate and execute lease renewals and new leases; and
•	Prioritized resident and employee safety by adapting our operations to protect resident and employees, including implementing remote work and social distancing and other precautions.
2020 Compensation Summary
The primary goal of the Company’s executive compensation program is to attract and retain highly qualified and experienced executive talent and align the interests of the executive officers with those of the shareholders. Below is a summary of the key attributes that define the Company’s executive compensation program for 2020.
•	A significant portion of each executive officer’s total compensation is at-risk and based on operating and share price performance.
•	The 2020 short-term incentive program (the “2020 STIP”) included the following metrics:

•	Under the 2020 long-term incentive program (the “2020 LTIP”), each executive officer received:

•
The stock option 2020 LTIP awards vest in equal installments on May 21, 2021, January 1, 2022, January 1, 2023, and January 1, 2024, if the officer remains in the continuous employ of the Company through each applicable vesting date. The named executive officers will realize no compensation under the stock options unless at the time of exercise the Company’s share price has increased over the share price at time of grant. Therefore, the stock options help to align executive pay with company share performance and to align the interests of our named executive officers with those of our shareholders.
•
The time-based restricted share unit (“RSU(s)”) 2020 LTIP awards vest ratably over three years, beginning March 13, 2021, if the officer remains in the continuous employ of the Company through each of the applicable vesting dates.

•	There are no guaranteed minimum STIP or LTIP payouts.
•	There are no guaranteed annual salary increases.
•
Executive officers are subject to a clawback policy, a share ownership and retention policy, and a policy prohibiting hedging and pledging of the Company’s securities, as well as other Company policies described in the “Company Policies” section of this Compensation Discussion and Analysis.

•
Change in control agreements entered into with executive officers contain double-trigger language (i.e., a change of control and employment is terminated without cause or by the officer for good reason) and require conditions for payment.

Executive Compensation Philosophy
The Board believes that the Company’s compensation program for executive officers should:
•	attract and retain highly qualified executives;
•	motivate these executives to improve the Company’s financial position and increase shareholder value on an annual and long-term basis;
•	target “total compensation” reflective of the Company’s relative size compared to peers;
•	promote management accountability for financial and operational performance;
•	provide a total compensation pay mix that includes base salary, and both cash and equity incentive components; and
•	promote teamwork and cooperation throughout the Company and within the management group.
The Compensation Committee applied this philosophy in establishing each of the elements of the executive compensation program for 2020. The Compensation Committee’s goal was to align executive compensation with measurable performance and to compare executive compensation with peers and industry-specific market data, in order to design an executive compensation program that would attract and retain talented executives, provide incentives to executives to achieve certain performance targets, and link executive compensation to shareholder results by rewarding competitive and superior performance.
Executive Officer Compensation Processes
The Compensation Committee meets in executive session without management present to discuss various compensation matters, including the compensation of the Chief Executive Officer. In addition, the Compensation Committee annually reviews all elements of executive compensation and benefit programs for reasonableness and cost-effectiveness.
The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as an independent consultant to advise the Compensation Committee on executive compensation matters during 2020. Meridian performed no other services for the Company during 2020. Meridian also advised the Company on executive compensation matters in 2019 and in prior years. In August 2019, Meridian assisted in developing an appropriate peer group and conducted an analysis and peer comparison of total compensation for executives. Meridian was engaged directly by the Compensation Committee, although it periodically interacted with management to gather relevant data. Since the time of its engagement, the Compensation Committee annually assesses Meridian’s independence in accordance with the listing standards of the NYSE. Based on information from Meridian and the confirmation of each of the trustees and executive officers that no business or personal relationships with Meridian exist, the Compensation Committee concluded that Meridian was independent from the Company and that Meridian’s work did not raise any conflicts of interest.

Executive Compensation Peer Group
In 2019 the Compensation Committee, with the assistance of Meridian, determined that executive officer compensation should be benchmarked against a peer group of public REITs based on similar asset focus, size in terms of assets, revenue and geographic location (“Peer Group”) as the Company. No changes were made to the Peer Group in 2020. The peer group is identified below:
• American Assets Trust Inc.	• Apartment and Investment Management Co. (AIMCO)	• Armada Hoffler Properties, Inc.
• Bluerock Residential Growth REIT, Inc	• BRT Apartments Corp.	• Camden Property Trust
• Clipper Realty, Inc.	• EastGroup Properties, Inc.	• Equity LifeStyle Properties, Inc.
• Independence Realty Trust	• Mid-America Apartment Communities, Inc.	• NexPoint Residential Trust, Inc.
• PS Business Parks, Inc.	• Sun Communities, Inc.	• UDR, Inc.
• UMH Properties, Inc.	• Washington Real Estate Investment Trust
Role of Management in Executive Compensation Decisions
During 2020, Company management was involved in the following executive compensation processes:
•
The executive officers, as requested by the Compensation Committee, developed and oversaw the creation of written background and supporting materials on compensation for distribution to the Compensation Committee prior to its meetings; and

•
the Chief Executive Officer and Meridian provided the Compensation Committee with comments and recommendations regarding salary levels and salary increases for members of management, including the named executive officers (other than for the Chief Executive Officer).

Components of the Executive Compensation Program
The primary elements of the Company’s executive compensation program are:
•	base salary;
•	short -term incentives;
•	long-term incentives;
•	health and retirement programs; and
•	executive benefits and perquisites.
Base Salary
Base salaries for the named executive officers, including the CEO, are designed to compensate such individuals for their sustained performance. The Compensation Committee considered the following factors in establishing 2020 base salaries of each executive officer: (i) the responsibilities and experience of the particular individual; (ii) the appropriate mix between fixed compensation and incentive compensation; (iii) market data derived from the Peer Group for comparable positions; (iv) internal equity among executive officers; (v) individual and Company performance; and (vi) cost to the Company. During 2020, the Company established the following base salaries for its executive officers:
Officer	2020	% Change from 2019
Mark O. Decker, Jr.	$470,000	—
Anne Olson	$360,000	—
John A. Kirchmann	$325,000	—

Short-Term Incentive Awards
For 2020, the Company covered the named executive officers under its short-term incentive program (“STIP”). The STIP was recommended by the Compensation Committee and approved by the independent trustees. The objective of the STIP is to incentivize our named executive officers to achieve individual and company performance goals, which help to drive shareholder value.
Under the STIP, the Company’s named executive officers are provided the opportunity to earn cash awards, based on the degree of attaining specified performance goals of the Company over a one-year performance period beginning on the first day of the fiscal year. The executive officers must be employed by the Company on the last day of the performance period, December 31, 2020, to receive any earned cash award.
Target 2020 STIP awards were based on a percentage of the named executive officer’s base salary, as determined by the Compensation Committee after reviewing (i) the appropriate mix between fixed compensation and incentive compensation; (ii) market data derived from the Peer Group for comparable positions; (iii) internal equity among executive officers; (iv) individual and Company performance; and (v) cost to the Company. Target 2020 STIP awards based on a percentage of the named executive officer’s base salary were as follows:
Percentage of Base Salary
Mr. Decker	100%
Ms. Olson	80%
Mr. Kirchmann	70%
Each named executive officer’s total award opportunity under the STIP, stated as a percentage of base salary for “threshold,” “target,” and “maximum,” performance levels were 50%, 100%, and 150%, respectively.
The Compensation Committee selected the following performance measures for the 2020 STIP: AFFO, same-store NOI growth, adjusted EBITDA margin, and strategic goals. The table below shows the relative weight of each performance measure:
Percentage of STIP
AFFO	25%
Same-Store NOI Growth	35%
Adjusted EBITDA Margin	20%
Strategic Goals	20%
If achievement of an objective performance goal (i.e., AFFO, same-store NOI growth and adjusted EBITDA margin) falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation. AFFO, same-store NOI growth, and adjusted EBITDA margin were calculated, and the strategic goals were determined, as provided below. AFFO, same-store NOI growth and adjusted EBITDA margin are non-GAAP measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, please refer to Appendix A.
The performance goals for all 2020 STIP performance metrics were set by the independent trustees within the first 90 days of the performance period, which began January 1, 2020, considering input from the full Board of Trustees and the Chief Executive Officer. Given the timing of the establishment of the goals, there was no consideration of the impact of the COVID-19 pandemic on the Company’s operations or financial condition in establishing the performance goals for the 2020 STIP.
AFFO
FFO, as defined by Nareit, is equal to a REIT’s net income or loss calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains or losses from sales of certain real estate assets, gains and losses from a change in control, and impairment write-downs of certain real estate assets and investments. The portion of the 2020 STIP based on adjusted FFO (“AFFO”) was computed by calculating the Company’s FFO for 2020 and then adjusting that number to:
•
exclude the impact of losses on extinguishment of debt, certain casualty losses, rebranding costs, loss on marketable securities, discount on redemption of preferred shares, stock-based compensation expense, straight-line rent, 2020 STIP costs above target, and other miscellaneous items; and

•	include recurring capital expenditures.

The Compensation Committee selected AFFO because growth in AFFO is a primary driver of shareholder value over a multi-year period and is a common measure used in the REIT industry. The following AFFO goals were set for measurement of 2020 AFFO performance:
	Performance Metric(1)	Achievement Level
Below Threshold	Below $3.04	—
Threshold	$3.04	50%
Target	$3.13-$3.19	100%
Maximum	$3.28	150%
(1)
If achievement of the performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation.

Same-Store NOI Growth
NOI, as defined in the Company’s filings with the SEC, is total real estate revenues less property operating expenses, including real estate tax expense. Same-store is a term that refers to apartment communities that are owned or in-service for substantially all of the periods being compared and, in the case of newly-constructed properties, have achieved a target level of physical occupancy of 90%. Same-store NOI growth for the 2020 STIP was calculated as the increase of current year same-store NOI over prior year same-store NOI.
Same-store NOI growth is a key financial metric for the Company that measures the Company’s ability to increase the revenue and manage expenses relative to the prior year’s performance within a pool of same-store assets. The Company’s same-store NOI growth targets were based on the low-end, mid-point, and high-end of our disclosed guidance, as follows:
	Performance Metric(1)	Achievement Level
Below Threshold	Below 1.6%	—
Threshold	1.6%	50%
Target	2.3%-2.5%	100%
Maximum	3.1%	150%
(1)
If achievement of the performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation.

Adjusted EBITDA Margin
Adjusted EBITDA, as defined in the Company’s filings with the SEC, is earnings before interest, taxes, depreciation, amortization, gain or loss on sale of real estate and other investments, gain or loss on extinguishment of debt, gain on litigation settlement, and gain or loss from involuntary conversion. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total real estate revenues. Adjusted EBITDA margin measures the ratio of revenue that remains available to service debt, pay for capital investments, and cover dividends after satisfying operating expenses, general and administrative expenses, property management expenses, and other expenses or losses required for the Company’s day to day operations.
The following adjusted EBITDA margin goals were set for measurement of 2020 adjusted EBITDA margin performance:
	Performance Metric(1)	Achievement Level
Below Threshold	Below 44.4%	—
Threshold	44.4%	50%
Target	45.4%-47.4%	100%
Maximum	48.4%	150%
(1)
If achievement of the performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation.

Strategic Goals
The Compensation Committee established strategic goals for 2020 for each of the named executive officers, Ms. Olson and Messrs. Decker and Kirchmann. Following the performance period (fiscal year 2020), the Compensation Committee analyzed each named executive officer’s performance of his or her specific goals and determined the extent to which each had achieved such goals. In addition to the goals initially established, the Compensation Committee considered the performance of each named executive officer in light of the challenges created by the COVID-19 pandemic.
Determination of Compensation for Named Executive Officers
The key factors the Compensation Committee considered in setting or approving the compensation for the named executive officers are discussed below and include the nature, scope, and level of their respective responsibilities and their individual contribution to the Company’s operational and financial results. These factors were considered as a whole, and no one factor was determinative of an executive’s compensation. Additionally, in the case of named executive officers other than the CEO, the Compensation Committee considered the recommendations of the CEO.
Basis for Compensation of the Chief Executive Officer. In evaluating Mr. Decker’s qualitative performance goals, the Committee and the independent trustees considered, among other factors, the Company’s ability to develop and execute on a strategic plan, align organizational communication, and enhance operational proficiency and growth (including achievement of certain budget forecasts and financial metrics). In addition, the CEO was evaluated for his ability to recruit, empower, and develop a high-performing team. These factors were considered as a whole, and no numerical weight was attributed to any particular factor.
Basis for Compensation of Other Named Executive Officers. In evaluating Mr. Kirchmann’s and Ms. Olson’s qualitative performance goals, the Committee and the independent trustees considered recommendations of the CEO. Among the other factors considered were the Company’s ability to develop and execute on a strategic plan, align organizational communication, enhance operational proficiency and balance sheet strength (including achievement of certain financial metrics), and enhance the customer experience through development of comprehensive initiatives in operations and technology.
Achieved Performance and Payouts
The table below summarizes the total 2020 STIP payout earned by the named executive officers for the year ended December 31, 2020.
Name	AFFO(1)	NOI Growth(2)	Adjusted EBITDA Margin(3)	Strategic Goals(4)	Total Payout	% of Target
Mark O. Decker, Jr.	$104,575	$105,280	$98,700	$98,700	$407,255	87%
Anne Olson	$64,080	$64,512	$60,480	$86,400	$275,472	96%
John A. Kirchmann	$50,619	$50,960	$47,775	$52,235	$201,679	89%
(1)
The Company generated AFFO of $3.11 per share/unit during the year ended December 31, 2020, with an 89% payout based on linear interpolation between the “threshold” of $3.04 and “target” of $3.13-$3.19.

(2)	The Company’s same-store NOI growth was 1.8% for the year ended December 31, 2020, with a 64% payout based on linear interpolation between the “below threshold” of 1.6% and “threshold” of 2.3%-2.5%.
(3)	The Company’s adjusted EBITDA margin was 47.5% for the year ended December 31, 2020, with a 105% payout based on linear interpolation between the “target” of 45.4%-47.4% and “maximum” of 48.4%.
(4)
With respect to the strategic goals, based on a number of factors including the achievement of individual qualitative objectives, the Compensation Committee, with the approval of the independent trustees, determined that (a) Mr. Decker earned a payout equal to 105%; (b) Ms. Olson earned a payout of 150%, and Mr. Kirchmann earned a payout equal to 115%.

Long-Term Incentive Awards
In April 2020, the shareholders approved the Amended and Restated 2015 Incentive Plan to expand the types of awards that may be issued under the Plan to include not only stock awards, stock unit awards and incentive awards, but also stock options, including nonqualified stock options and incentive options, as well as stock appreciation rights. The long-term incentive awards are issued pursuant to the Amended and Restated 2015 Incentive Plan and are subject to the terms and limitations of such Plan. The awards are evidenced by individual award agreements, which allows the Compensation Committee the flexibility to make changes easily in the future to reflect best practices in the market and REIT industry.

2020 LTIP
In March 2020, upon the recommendation of the Compensation Committee, the independent trustees approved the grant of time-based RSUs for named executive officers, but deferred decisions relating to the grant of any other long-term incentives given the economic uncertainty related to COVID-19. In May 2020, the Compensation Committee recommended, and the independent trustees approved the remaining portions of the LTIP, which when combined with the March time-based RSU grants, represented the following percentage of each named executive officer’s base salary:
Percentage of Base Salary
Mr. Decker	200%
Ms. Olson	125%
Mr. Kirchmann	100%
The Compensation Committee considered the following factors in establishing 2020 LTIP awards as a percentage of base salary for each executive officer: (i) the appropriate mix between fixed compensation and incentive compensation; (ii) market data derived from the Peer Group for comparable positions; (iii) internal equity among executive officers; (iv) individual and Company performance; and (v) cost to the Company.
2020 Stock Options
Stock options comprised 67% of each named executive officer’s 2020 Target LTIP opportunity. The exercise price of each stock option is $66.36, which equals the grant date closing share price of our common stock. The options vest in equal installments on May 21, 2021, January 1, 2022, January 1, 2023, and January 1, 2024, subject to the named executive officer remaining in the continuous employ of the Company or an affiliate through each of the applicable vesting dates.
Stock options are exercisable for three (3) months after an officer terminates employment with the Company and all affiliates, unless such termination is due to the officer’s death or disability, in which case options are exercisable for twelve (12) months after the officer’s death or disability. However, the 2020 stock options may not be exercised after the options’ expiration date of May 21, 2030.
The named executive officers will realize no compensation under the stock option unless at the time of exercise the Company’s share price has increased over the share price at time of grant. Therefore, the time-based stock options help to align executive pay with company share performance and to align the interests of our named executive officers with those of our shareholders.
At the time the stock options were granted, COVID-19 pandemic-related lockdowns were underway and there was considerable uncertainty making it a significant challenge to set 3-year goals for performance-based equity grant purposes. In this environment, the use of stock options instead of performance-based awards allowed the company to maintain alignment between long-term compensation and the interests of our shareholders. While the Compensation Committee intends to maintain stock options as part of its compensation structure, it anticipates that performance-based grants will remain the primary component of LTIP compensation once uncertainty from the pandemic subsides.
2020 Time-Based RSUs
Time-based RSUs comprised 33% of each named executive officer’s 2020 Target LTIP opportunity. The RSUs vest in equal installments on March 13, 2021, March 13, 2022, and March 12, 2023, subject to the named executive officer remaining in the continuous employ of the Company or an affiliate through each of the applicable vesting dates. If a named executive officer’s employment is terminated due to death or disability before the last vesting date, then any RSUs that remain unvested will vest in full as of the date of such termination. Upon vesting, each then vested RSU is settled and distributed in a single share of the Company’s common stock.
As of December 31, 2020, none of the shares under the time-based 2020 RSU awards granted to the named executive officers were vested in accordance with the terms of the award agreements.
Health, Retirement and Other Benefits
In an effort to attract, retain and fairly compensate talented employees, the Company offers various benefit plans to its employees, including a 401(k) benefit plan, and health, life insurance, and short and long-term disability plans.

These benefit plans are part of the Company’s broad-based employee benefits program, and none of these plans are offered to the named executive officers either exclusively or with terms different from those offered to other eligible Company employees.
Executive Perquisites
In 2020, the Company provided limited perquisites to our named executive officers, which included the following: cell phone, data plan and paid parking contracts. The Company provides perquisites to retain executive talent. The total value of all perquisites received by any of the named executive officers in 2020 was less than $10,000.
Say-On-Pay Results and Consideration
Say-On-Pay Voting Results for the Year ended December 31, 2020
At the Company’s 2020 Annual Meeting of Shareholders, shareholders approved of our executive compensation program by approximately 96.8% of the votes cast on the proposal. The Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions and considered the vote in reviewing and evaluating its executive compensation programs. The Compensation Committee also considered numerous other factors in evaluating the Company’s executive compensation programs as discussed in this Proxy Statement, including its desire to continue to enhance the alignment of our named executive officers’ interests with those of our shareholders.
While each of these factors (among other things, including the uncertainty created by the COVID-19 pandemic) informed the Committee’s decisions regarding the named executive officers’ compensation, the Compensation Committee did not implement any changes to the Company’s executive compensation programs as a result of the shareholder advisory vote.
Say-On-Frequency Voting Results
At the Company’s 2017 Annual Meeting of Shareholders, a majority of the Company’s shareholders voted to hold an advisory vote on executive compensation every year. The Board considered the voting results on that proposal and adopted a policy providing for an annual advisory shareholder vote on the Company’s executive compensation. The next required “say-on-frequency” advisory vote will occur at the Company’s 2023 Annual Meeting of Shareholders.
Employment Agreements
The Company does not have any employment agreements with any of its executive officers.
Company Policies
Clawback Policy
The Company believes it is important to foster and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. For this reason, the Company adopted the Executive Incentive Compensation Recoupment Policy, more commonly known as a clawback policy, effective May 1, 2015. This policy applies to all executive officers, vice presidents and senior vice presidents who receive incentive compensation, including annual cash bonuses and cash and equity awards under the current or future STIP and LTIP, which are based on achievement of specified financial performance metrics. The policy applies to such awards approved, awarded, or granted on or after the effective date of May 1, 2015. The Board reviewed and updated the clawback policy in March 2020.
In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, a person covered by this clawback policy will be required to reimburse or forfeit any incentive compensation received if such person engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be the amount of the incentive compensation paid or awarded to the person based on the erroneous financial data exceeding the amount that would have been paid based on restated results, as determined by the Board in its sole discretion. The Board will also determine the method for recouping such amounts, which may include: (1) requiring reimbursement of cash incentive compensation previously paid to the person; (2) seeking recovery of any gain realized on the vesting, sale, or other disposition of any equity-based awards; (3) offsetting the recouped amount from any compensation otherwise owed by the Company to the person; (4) canceling outstanding vested or unvested equity awards made to the person; and/or (5) taking any other remedial and recovery action permitted by law. The Company is not required to indemnify any covered executive from the reimbursement or forfeiture of incentive compensation sought or obtained pursuant to the clawback policy.
The Board has the sole discretion to decide whether it is appropriate to recoup the pre- or post-tax incentive compensation amount based on the person’s circumstances. However, actions taken to recover such incentive compensation under this policy will be effected in a manner that does not result in adverse tax consequences for the person under Section 409A of the Internal Revenue Code (the “Code”) and applicable rules and regulations. It is the Company’s intention that this policy be interpreted in a manner consistent with the requirements of Section 10D of the Exchange Act.
Change in Control Severance Agreements
The Company has entered into “double-trigger” Change in Control Severance Agreements with the named executive officers, Ms. Olson and Messrs. Decker and Kirchmann. The Company believes it is important to provide such officers assurances regarding the benefits that will be payable if a change in control occurs (first trigger) and their employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the agreements (second trigger). Additional information regarding the terms of these Severance Agreements is described below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
Share Ownership and Retention
Our named executive officers are subject to the Company’s Policy Regarding Share Ownership and Retention. This policy requires that the Mssrs. Decker and Kirchmann and Ms. Olson, within five years of the later of (i) September 20, 2018 or (ii) the officer’s hire date, owns shares of the Company equal to the following:
Position	Value of Shares
Chief Executive Officer	5x annual base salary
Chief Operating Officer, Chief Financial Officer	2x annual base salary
The value of the Shares owned by a Participant is calculated as the number of Shares owned multiplied by the greater of (i) the closing per-Share price on the most recent trading date prior to the date of the determination, or (ii) the average closing per-Share price during the one-year trading period ending on the most recent trading date prior to the date of the determination.
Additionally, the named executive officers are required to retain an amount equal to 60% of the Net Shares received as a result of any equity awards granted to the Officer by the Company until the earlier of the time that (a) the applicable Ownership Guideline is reached, (b) the Officer is no longer employed by the Company, or (c) the Officer otherwise ceases to be an Officer. “Net Shares” are those vested Shares that remain after Shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and to satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award.
Hedging and Pledging of Company Securities
The Company has adopted a Policy Regarding Hedging and Pledging of Securities. Under this policy, our named executive officers are prohibited from: (1) directly or indirectly engaging in hedging or monetization transactions, through transactions in the Company’s securities or through the use of financial instruments designed for such purpose; and/or (2) pledging the Company’s securities as collateral for a loan, including without limitation through the use of traditional margin accounts with a broker.
Consideration of Certain Tax Effects
Section 162(m), as in effect prior to the enactment of the Tax Cuts and Jobs Act in December 2017 (the “2017 Tax Act”), generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” consisting of the CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO). Performance-based compensation was exempt from this deduction limitation if we met specified requirements set forth in the Code and applicable Treasury Regulations.

The 2017 Tax Act retained the $1 million deduction limit, but repealed the performance-based compensation exemption from the deduction limit and expanded the definition of “covered employees,” effective for taxable years beginning after December 31, 2017. “Covered employees” will now also include any person who served as CEO or CFO at any time during a taxable year, as well as any person who was ever identified as a covered employee in 2017 or any subsequent year. Consequently, compensation paid in 2018 and later years to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.
The Department of Treasury issued Proposed Section 162(m) Regulations (the “Proposed Regulations”) on December 17, 2019. These Proposed Regulations further clarified changes made by the 2017 Tax Act. Prior to the issuance of the Proposed Regulations, compensation paid by the Operating Partnership owned by a REIT was not subject to the provisions of Section 162(m). Under the Proposed Regulations, a REIT’s distributive share of the compensation paid by the Operating Partnership would become subject to the Section 162(m) at the REIT level. These proposed regulations applied to tax years ending after December 20, 2019, other than compensation paid pursuant to a binding written contract in effect on December 20, 2019. On December 18, 2020, the Department of Treasury issued regulations (Final Regulations) conforming to and finalizing the Proposed Regulations published on December 17, 2019. The Final Regulations apply to tax years ending after December 18, 2020.
The Compensation Committee intends to continue to comply with the requirements of Section 162(m) as it existed prior to enactment of the 2017 Tax Act with respect to performance-based compensation in excess of $1 million payable under outstanding awards granted before November 2, 2017 under our LTIP, in order for them to qualify for the transitional relief. However, no assurance can be given that the compensation associated with these awards will qualify for the transitional relief, due to ambiguities and uncertainties as to the application and interpretation of newly revised Section 162(m) and the requirements for the transitional relief.
The Compensation Committee continues to believe that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards were non-deductible in the past, and these and other types of awards are expected to be non-deductible in the future.
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee of the Board:
Linda J. Hall (Chair)
Michael T. Dance
John A. Schissel

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes the total compensation paid to or earned by the named executive officers for the years ended December 31, 2020 and December 31, 2019. In light of our transition from an April 30 to a December 31 fiscal year-end in 2018, we are also reporting total compensation for the eight-month transition period ended December 31, 2018 and the full fiscal year prior to that transition period, the fiscal year ended April 30, 2018. For a narrative discussion of the compensation determinations that were made for 2020, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.
Name and Principal Position	Year		Salary ($)	LTIP Share and Option Awards(1) ($)	STIP Cash Compensation (2) ($)	All Other Compensation ($)	Total ($)
Mark O. Decker, Jr President, Chief Executive Officer and Chief Investment Officer		2020	470,000	784,668	407,255	13,346(4)	1,675,269
		2019	465,010	570,519	560,476	13,750(4)	1,609,755
	Transition Period	2018	300,470	445,146	337,773	16,575	1,099,964
	Fiscal Year	2018	444,050	592,793	509,769	201,599	1,748,211
J ohn A. Kirchmann Executive Vice President and Chief Financial Officer		2020	325,000	271,283	201,679	13,558(4)	811,520
		2019	325,000	263,052	271,295	19,750 (4)	879,097
	Transition Period	2018	220,033	228,038	173,051	16,069	637,191
	Fiscal Year	2018	325,000	399,383	238,240	40,029	1,002,652
Anne Olson(3) Executive Vice President, Chief Operating Officer, General Counsel, and Secretary		2020	360,000	375,659	275,472	13,625(4)	1,024,756
		2019	360,000	364,193	300,510	13,750 (4)	1,038,453
	Transition Period	2018	238,358	360,873	191,688	18,690	809,609
	Fiscal Year	2018	325,000	399,383	261,170	22,925	1,008,478
(1)
The amounts included in this column for 2020 represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares and stock options awarded under 2020 LTIP awards. The time-based RSUs were granted on March 13, 2020 and the stock options were granted on May 21, 2020. Each applicable officer received two LTIP awards on the applicable grant date: (i) time-based RSUs which vest ratably over a three-year period provided the recipient is still employed with the Company (“time-based LTIP award”); and (ii) stock options which vest ratably over a four-year period provided the recipient is still employed with the Company (“stock options”). See the “Long-Term Incentive Awards – 2020 LTIP” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(2)
The amounts included in this column represent the cash awards earned under the referenced 2020 or 2019 fiscal year or 2018 transition period or fiscal year pursuant to the Company’s STIP, based on the 2020, 2019, or 2018 transition period or fiscal year performance. The awards were paid following the end of 2020, 2019, the 2018 transition period or applicable fiscal year. See the “Short-Term Incentive Awards” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(3)	Ms. Olson was promoted to Chief Operating Officer on June 25, 2018.
(4)	Consists of 401(k) company contributions.
The charts set forth below show the percentages of compensation paid to the named executive officers in 2020 for base salary, LTIP share and stock option awards, STIP cash compensation, and all other compensation.

Grants of Plan-Based Awards
The following table presents information regarding share awards and incentive cash compensation granted to the named executive officers for performance during 2020 under the Company’s Amended and Restated 2015 Incentive Plan.
		Estimated Future Payouts under Non-Equity Incentive Awards(1)				Estimated Future Payouts under Equity Incentive Awards(2)			All Other Share Awards: No. of Shares(3)	No. of Options (4)	Exercise or Base Price of Option Award ($/Share)	Grant Date Fair Value ($)(4)
Name	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Thres hold (#)	Targ et (#)	Maxi mum (#)
Mark O. Decker, Jr.	STIP	235,000	470,000	705,000
	Time-Based RSUs				3/13/2020	—	—	—	4,148			296,458
	Stock Options				5/21/2020	—	—	—		67,293	66.36	488,211
John A. Kirchmann	STIP	113,750	227,500	341,250
	Time-Based RSUs				3/13/2020	—	—	—	1,434			102,488
	Stock Options				5/21/2020	—	—	—		23,266	66.36	168,795
Anne Olson	STIP	144,000	288,000	432,000
	Time-Based RSUs				3/13/2020	—	—	—	1,986			141,939
	Stock Options				5/21/2020	—	—	—		32,215	66.36	233,720
(1)
STIP awards for 2020 Performance: Includes the potential range of 2020 STIP cash awards as described in the Compensation Discussion and Analysis section of this Proxy Statement. The actual amount earned for 2020 performance is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	No Performance-based LTIP awards were granted in 2020.
(3)
Time-based LTIP awards granted on March 13, 2020, which vest ratably on each March 13, 2021, 2022, and 2023, provided that the recipient is still employed with the Company. See the “Long-Term Incentive Awards – 2020 LTIP” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(4)
Stock option LTIP awards granted on May 21, 2020, which vest ratably on each May 21, 2021, January 1, 2022, 2023, and 2024, provided that the recipient is still employed with the Company. See the “Long-Term Incentive Awards – 2020 LTIP” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(5)
The amounts included in this column represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares and stock options awarded under the Amended and Restated 2015 Incentive Plan.

Outstanding Equity Awards at December 31, 2020
The following table presents information regarding share awards granted to each of the named executive officers under the Amended and Restated 2015 Incentive Plan which were outstanding at December 31, 2020 but had not yet been earned or vested. See “Grants of Plan-Based Awards Table” for more information.
Name	Grant Date	Unexercised exercisable options	Unexercised unexercisable options(1)	Option Exercise ($)	Option Expiration date	# of shares not vested (RSUs)(3)	Market value of shares that have not vested($)(2)	Number of unearned shares that have not vested (PSUs)(4)	Market value of unearned shares that have not vested($)(2)
Mark O. Decker, Jr.	5/21/2020	—	67,293	66.36	5/21/2030	—	—	—	—
	3/13/2020	—	—	—	—	4,148	293,015	—	—
	3/8/2019	—	—	—	—	1,753	123,832	—	—
	3/8/2019	—	—	—	—	—	—	5,257	371,354
	7/20/2018	—	—	—	—	878	62,022	—	—
	7/20/2018	—	—	—	—	—	—	5,268	372,132
John A. Kirchmann	5/21/2020	—	23,266	66.36	5/21/2030	—	—	—	—
	3/13/2020	—	—	—	—	1,434	101,298	—	—
	3/8/2019	—	—	—	—	808	57,077	—	—
	3/8/2019	—	—	—	—	—	—	2,424	171,231
	7/20/2018	—	—	—	—	449	31,717	—	—
	7/20/2018	—	—	—	—	—	—	2,699	190,657

Name	Grant Date	Unexercised exercisable options	Unexercised unexercisable options(1)	Option Exercise ($)	Option Expiration date	# of shares not vested (RSUs)(3)	Market value of shares that have not vested($)(2)	Number of unearned shares that have not vested (PSUs)(4)	Market value of unearned shares that have not vested($)(2)
Anne Olson	5/21/2020	—	32,215	66.36	5/21/2030	—	—	—	—
	3/13/2020	—	—	—	—	1,986	140,291	—	—
	3/8/2019	—	—	—	—	1,119	79,046	—	—
	3/8/2019	—	—	—	—	—	—	3,356	237,068
	7/20/2018	—	—	—	—	712	50,296	—	—
	7/20/2018	—	—	—	—	—	—	4,271	301,703
(1)	Stock option award which vests ratably over four years after the grant date.
(2)	Based on the closing market price per common share at December 31, 2020, which was $70.64.
(3)	Time-based LTIP award which vests ratably over three years after the grant date.
(4)
Performance-based LTIP award which vests based on achieving certain performance goals at the end of the three-year performance period. The number of shares and market value of unearned shares for such awards are based on the target number of shares under the award.

Shares Vested
The following table presents information regarding share awards and RSUs granted to each of the named executive officers under the Amended and Restated 2015 Incentive Plan which vested during 2020. All shares were or became fully vested and unrestricted on December 31, 2020.
			Share Awards
Name	Grant Date	Vest Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(7) ($)
Mark O. Decker Jr.	6/21/2017	5/21/2020	4,627(1)	307,048
	6/21/2017	5/21/2020	1,972(1)	130,862
	5/1/2017	5/1/2020	548(2)	32,732
	6/21/2017	5/1/2020	812(3)	48,501
	7/20/2018	4/30/2020	878(4)	54,989
	3/8/2019	3/8/2020	876(5)	66,392
		Total	9,713	640,524
John A. Kirchmann	6/21/2017	5/21/2020	2,369(1)	157,207
	6/21/2017	5/21/2020	1,010(1)	67,024
	4/30/2017	4/30/2020	822(6)	51,482
	6/21/2017	5/1/2020	415(3)	24,788
	7/20/2018	4/30/2020	450(4)	28,184
	3/8/2019	3/8/2020	404(5)	30,619
		Total	5,470	359,304
Anne Olson	6/21/2017	5/21/2020	2,369(1)	157,207
	6/21/2017	5/21/2020	1,010(1)	67,024
	4/30/2017	4/30/2020	822(6)	51,482
	6/21/2017	5/1/2020	415(3)	24,788
	7/20/2018	4/30/2020	711(4)	44,530
	3/8/2019	3/8/2020	559(5)	42,367
		Total	5,886	387,398
(1)	These shares consist of the performance-based LTIP awards granted on June 21, 2017.
(2)	These shares consist of one-third of the time-based LTIP awards granted on May 1, 2017.
(3)	These shares consist of one-third of the time-based LTIP awards granted on June 21, 2017.
(4)	These shares consist of one-third of the time-based LTIP awards granted on July 20, 2018.
(5)	These shares consist of one-third of the time-based LTIP awards granted on March 8, 2019.

(6)	These shares consist of one-third of the time-based LTIP awards granted on April 30, 2017.
(7)	Value realized equals the closing price of our common shares on the vesting date multiplied by the number of shares vested.
Equity Compensation Plan Information
The following table provides information as of December 31, 2020 regarding compensation plans (including individual compensation arrangements) under which the Company’s common shares of beneficial interest are available for issuance:
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	190,870	$66.36	564,716(2)
Equity compensation plans not approved by security holders	—	—	—
Total	190,870	$66.36	564,716(2)
(1)	Consists of 51,822 outstanding RSUs and 139,048 stock options granted under the Amended and Restated 2015 Incentive Plan.
(2)	Includes shares available for issuance under the Amended and Restated 2015 Incentive Plan, as amended by the First Amendment proposed in this proxy statement.
Potential Payments Upon Termination or Change in Control
On June 19, 2018, the Company adopted a form of Change in Control Severance Agreements (“Change in Control Agreements”), and each of Mr. Decker, Mr. Kirchmann, and Ms. Olson have entered into a Change in Control Agreement with the Company. Under each agreement, an officer will receive severance payments and benefits if a change in control occurs and his or her employment with the Company and its affiliates is terminated “without cause” by the Company or terminated by the officer for “good reason,” as such terms are defined in the agreements. Such payments and receipt of benefits are also contingent on the officer: (1) signing a release and waiver of all claims against the Company; and (2) complying with certain covenants during employment and after termination, including a non-compete provision for one year for Mr. Decker, the CEO at the time, and six months for the other executive officers; non-recruitment, or non-solicitation, provision; non-disparagement provision; and confidentiality agreement.
Under the agreements, severance benefits include:
•	a lump-sum severance payment equal to 2x for Mr. Decker (as CEO) and 1x for other executive officers the sum of base salary and the target annual cash bonus;
•	outstanding non-vested share awards that vest based on continued employment vest immediately; and
•	outstanding non-vested, performance-based share awards that vest based on performance goals vest as though the target performance was achieved as of the change in control date.
Executive officers are also entitled to reimbursement of certain health insurance coverage for up to 18 months and benefits under other Company plans and programs per the terms of such plans and programs. Executive officers would not receive any payment in the event of a termination without good reason by the officer or a termination for cause by the Company.
Under the Change in Control Severance Agreements, a “change in control” includes:
•
with certain exceptions, the acquisition, directly or indirectly, by any person or group of beneficial ownership of securities entitled to vote generally in the election of trustees of the Company that represent 35% or more of the combined voting power of the Company’s then-outstanding voting securities;

•	individuals who, as of the effective date of this Plan, constitute the Board cease for any reason to constitute at least a majority of the Board;
•
the consummation by the Company of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction: which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the successor entity; or

•	approval by the Company’s shareholders of a liquidation or dissolution of the Company.
The full definition of “change in control” is contained in the Amended and Restated 2015 Incentive Plan of the Company.
Under the Change in Control Severance Agreements, “Cause” means (i) the Executive’s willful conduct that is demonstrably and materially injurious to the Company or an Affiliate, monetarily or otherwise; (ii) the Executive’s breach of certain covenants; (iii) the Executive’s breach of the Executive’s fiduciary duties to the Company or an Affiliate; (iv) the Executive’s conviction of any crime (or entering a plea of guilty or nolo contendre to any crime) constituting a felony; or (v) the Executive’s entering into an agreement or consent decree or being the subject of any regulatory order that in any of such cases prohibits the Executive from serving as an officer or director of a company that has publicly traded securities. A termination of the Executive will not be for “Cause” unless the decision to terminate the Executive is set forth in a resolution of the Board to that effect and which specifies the particulars thereof and that is approved by a majority of the members of the Board (exclusive of the Executive if the Executive is a member of the Board) adopted at a meeting called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board).
Under the Change in Control Severance Agreements, “Good Reason” means, without the express written consent of the Executive, (i) a change in the Executive’s position with the Company or an affiliate which results in a material diminution of the Executive’s authority, duties or responsibilities; (ii) a material reduction by the Company or an affiliate in the annual rate of the Executive’s base salary; (iii) a change in the location of the Executive’s principal office to a different place that is more than fifty miles from the Executive’s principal office immediately prior to such change; or (iv) the Company’s material breach of this Agreement. A reduction in the Executive’s rate of annual base pay is material if the rate of annual base salary on any date is less than ninety percent (90%) of the Executive’s highest rate of annual base pay as in effect on any date in the preceding thirty-six (36) months; provided, however, that a reduction in the Executive’s rate of annual base pay will be disregarded to the extent that the reduction is applied similarly to the Company’s other officers. Notwithstanding the two preceding sentences, a change in the Executive’s duties or responsibilities or a reduction in the annual rate of the Executive’s base salary in connection with the Executive’s termination of employment (for Cause, disability or retirement), will not constitute Good Reason and the Executive will not have Good Reason to resign solely because the Company does not have common stock or other securities that are publicly traded. A resignation by the Executive will not be with “Good Reason” unless the Executive gives the Company written notice specifying the event or condition that the Executive asserts constitutes Good Reason, the notice is given no more than ninety days after the occurrence of the event or initial existence of the condition that the Executive asserts constitutes Good Reason, and the Company has failed to remedy or cure the event or condition during the thirty-day period after such written notice is given to the Company.
Amended and Restated 2015 Incentive Plan
Under the Amended and Restated 2015 Incentive Plan (regardless of whether or not the Amendment is approved), in the event a change in control occurs (as defined under the 2015 Incentive Plan), the administrator may, at its discretion, require outstanding share and option awards, share unit awards, and incentive awards be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.
If awards are not assumed or replaced with substitute awards, the administrator may provide that: (1) share or option awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; and (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award. In addition, the administrator may provide that share unit awards and incentive awards be canceled and exchanged for payment in cash, common shares, or other securities received by the Company’s shareholders in the change in control transaction equal to the price per share received by shareholders for each common share in the change in control transaction.
The following table provides information about the estimated maximum amounts payable to those named executive officers who were serving in their positions at the Company as of December 31, 2020 under various scenarios, assuming a change in control and/or termination had occurred on December 31, 2020. The table below does not include payments or benefits that are not conditioned on termination or change in control, including accrued but unpaid vacation or other compensation, the cash amounts under outstanding STIP awards or number of vested shares under outstanding LTIP awards that otherwise would be payable to the named executive officer as of December 31, 2020.
Name and Termination Scenario	Cash Payment ($)(1)	Acceleration of Vesting of Long-Term Equity Incentive Awards ($)(2)	Total ($)
Mark O. Decker, Jr. – President, Chief Executive Officer, and Chief Investment Officer
By Company For Cause(3)	—	—	—
By Company Without Cause	—	766,883	766,883
Upon Death or Disability	—	1,510,369	1,510,369
Upon Change in Control(4)	—	766,883	766,883
Upon Change in Control and Termination(5)	1,903,451(6)	1,510,369	3,413,820
John A. Kirchmann – Executive Vice President and Chief Financial Officer
By Company For Cause(3)	—	—	—
By Company Without Cause	—	289,671	289,671
Upon Death or Disability	—	651,559	651,559
Upon a Change in Control(4)	—	289,671	289,671
Upon Change in Control and Termination(5)	569,941(6)	651,559	1,221,500
Anne Olson – Executive Vice President — Chief Operating Officer, General Counsel, and Secretary
By Company For Cause(3)	—	—	—
By Company Without Cause	—	407,513	407,513
Upon Death or Disability	—	946,284	946,284
Upon Change in Control(4)	—	407,513	407,513
Upon Change in Control and Termination(5)	671,451(6)	946,284	1,617,735
(1)	This column assumes that there was neither accrued but unpaid base compensation nor vacation time earned but unpaid as of December 31, 2020.
(2)
Amounts in this column reflect accelerated vesting of awards of restricted common shares, RSUs, and stock options under the LTIP awards that were outstanding at December 31, 2020. For purposes of this table, it is assumed that all the common shares under the performance-based LTIP awards have been earned and that the market value of a common share is $70.64, the closing market price per common share at the close of business on December 31, 2020.

(3)	No payments are made and no vesting occurs if the Company terminates the officer for “cause” as defined in the LTIP awards.
(4)	This reflects the occurrence of a change in control without termination, which would not trigger severance payments under the Change in Control Severance Agreement.
(5)
This reflects the occurrence of a change in control and the officer’s employment was terminated by the Company without cause or by the officer with good reason, thereby triggering severance payments under the Change in Control Severance Agreement, assuming that all conditions under such agreement had been met as of December 31, 2020.

(6)
Includes the reimbursement of health care benefits, estimated to be $23,451 for Mr. Decker, $17,441 for Mr. Kirchmann, and $23,451 for Ms. Olson, assuming the reimbursement is for the full 18-month period and based on monthly premiums in place as of December 31, 2020.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the total compensation of its median employee for 2020 to the total compensation of Mark O. Decker, Jr., the Company’s President and Chief Executive Officer (the “CEO”), for 2020. The Company considers the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements in Item 402(u) of Regulation S-K.
For the year ended December 31, 2020:
•	the total compensation of the employee who represents the Company’s median compensated employee (other than the CEO) was $46,603; and
•	the total compensation of the CEO, as reported in the Summary Compensation Table above, was $1,675,269.
Based on this information, for 2020, the annual total compensation of our CEO was approximately 36 times the median total compensation of all of our employees (other than the CEO) for the year ended December 31, 2020.
Determining the Median Employee
Since the proxy statement for the year ended December 31, 2019 (the “2020 Proxy”), there has been no significant change in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. However, because the original median employee determined for the 2019 proxy statement is no longer employed by the Company, the Company is using another employee whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee. For the purposes of the pay ratio calculation, the Company’s employee population consists of full-time and part-time employees at all locations, including all temporary employees employed as of the measurement date, and compensation is based on actual wages and benefits paid, according to U.S. and local payroll records, using annualized compensation for all employees who were new hires.
Compensation Measure and Total Compensation of the Median Employee for 2020
With respect to the total compensation of the median employee for the year ended December 31, 2020, the Company calculated such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Total Compensation of the CEO for 2020
With respect to the total compensation of the CEO for the year ended December 31, 2020, the Company used the amount reported in the “Total” column of the Summary Compensation Table for 2020 included in this Proxy Statement. Any adjustments, estimates and assumptions used to calculate his total compensation are described in the footnotes to the Summary Compensation Table.
Compensation Policies and Risk Management
The Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider the compensation of other senior officers and employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that the Company’s compensation policies and practices would encourage excessive risk-taking:
•
Compensation for certain executive officers is composed of various components: base salary, short-term incentive cash awards, and long-term incentive equity awards. The mix is designed to balance near-term performance improvement with sustainable long-term value creation.

•
A significant percentage of compensation is equity-based, long-term compensation pursuant to LTIP awards. The use of RSUs and stock options encourages the Company’s executive officers to focus on sustaining the Company’s long-term performance because unvested awards could significantly decrease in value if the Company’s business is not managed with long-term interests in mind.

•
The STIP awards granted in 2020 utilize various performance goals. The STIP awards utilize the objective performance goals of AFFO, same-store NOI growth and adjusted EBITDA margin, as well as strategic qualitative performance goals for progress on execution of the Company’s strategic plan and meeting individual personal goals. The LTIP awards granted in 2020 are time-based awards. The use of several performance goals as well as time-based LTIP awards was intentionally selected by the Compensation Committee with the goal of aligning executive compensation with long-term creation of shareholder value.

•
The Amended and Restated 2015 Incentive Plan contains individual limitations on the maximum amount that may be granted or awarded in any calendar year to a participant, including under the STIP and LTIP awards. The Compensation Committee believes these limitations are currently set at appropriate maximum levels under the Amended and Restated 2015 Incentive Plan.

•
The Company adopted an equity ownership and retention policy by which each executive and senior officer is required to maintain a multiple of his or her base salary in common shares. The multiples are 5x for the Chief Executive Officer, 2x for the other executive officers, 1x for senior vice presidents and 0.5x for vice presidents. In addition, the officers are required to retain 60% of the net shares received under equity awards until either the officer reaches the ownership required level, is no longer employed by the Company, or ceases to be an officer. This policy requires each executive officer to maintain a meaningful equity interest in the Company that could significantly decrease in value if the Company’s business is not managed with long-term interest in mind.

•
The Company adopted a “clawback” policy by which, with respect to any incentive awards granted after May 1, 2015, the Board will have the right to recoup all or any portion of incentive awards granted based on the Company’s financial statements if the person had engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to a material restatement of such financial statements.

•
The Company adopted a policy prohibiting executive and senior officers from engaging in hedging or monetization transactions involving the Company’s securities and from pledging the Company’s securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

The Compensation Committee believes that this combination of factors encourages prudent management of the Company and discourages executive officers from taking risks that are not in the Company’s long-term interest. Accordingly, the Compensation Committee believes the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
401(k) Plan
The Company sponsors a defined contribution 401(k) retirement plan. Employees 18 and over may participate in the Company’s 401(k) plan, except for collectively bargained employees, non-resident alien employees, and part-time/temporary/seasonal employees scheduled to work less than 1,000 hours of service within the plan year. Eligible employees can participate in the plan immediately upon hire, and are eligible for the employer match immediately. Employees participating in the 401(k) plan may contribute up to maximum levels established by the IRS. The Company currently matches, dollar-for-dollar, employee contributions to the 401(k) plan in an amount equal to up to 5% of the eligible wages of each employee participating in the 401(k) plan.
Compensation Committee Interlocks and Insider Participation
During 2020, the following served as members of the Compensation Committee of the Board of Trustees: Ms. Linda J. Hall (Chair), Ms. Emily Nagle Green (served as a member of the Compensation Committee until May 19, 2020), Mr. Michael T. Dance (served as a member of the Compensation Committee beginning May 19, 2020) and Mr. John A. Schissel. Mr. Michael T. Dance was appointed as a member of the Compensation Committee in place of Ms. Emily Nagle Green with effect from May 19, 2020. None of the members of the Compensation Committee currently is, or formerly was, an officer or employee of the Company. During 2020, none of the Company’s executive officers served on the Compensation Committee or any similar committee of any other entity or served as a director for any other entity whose executive officers served on the Company’s Compensation Committee.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF AMENDMENT AND THIRD RESTATED DECLARATION OF TRUST, AS AMENDED, TO CHANGE THE NAME OF THE COMPANY FROM INVESTORS REAL ESTATE TRUST TO CENTERSPACE
Introduction
The Company is requesting that shareholders approve an amendment (the “Name Change Amendment”) to the Company’s Articles of Amendment and Third Restated Declaration of Trust, as amended (the “Declaration of Trust”). The Name Change Amendment was approved by the Board of Trustees on March 12, 2021, subject to shareholder approval. If this proposal is approved by the shareholders, it will change the name of the Company from Investors Real Estate Trust to Centerspace. Specifically, the Name Change Amendment would amend the first sentence of Section 1(a) of the Declaration of Trust as set forth below, with additions indicated by underlining and deletions by strike through:
The Trust governed by this Amended and Restated Declaration of Trust (as amended, supplemented or restated from time to time, this “Declaration of Trust”) is herein referred to as the “Trust” and shall be known by the name “Centerspace.”
Reasons for Name Change
On December 9, 2020, in connection with implementing a new brand platform to reflect the evolution of the company and its vision for the future, we adopted the “doing business” name “Centerspace.” The legal name of the Company has continued to be Investors Real Estate Trust. For marketing, branding, and trading purposes, the Company immediately began to refer to itself as Centerspace. The Company’s common shares of beneficial interest began trading on the New York Stock Exchange under the ticker symbol “CSR”, and its Series C Cumulative Redeemable Preferred Shares began trading under the ticker symbol “CSR PRC” on December 21, 2020. In addition, the CUSIP number identifying the shares of our common stock and the CUSIP number identifying the shares of our Series A Cumulative Redeemable Preferred Shares of Beneficial Interest have changed.
Although we adopted the new doing business name, a change in our legal, corporate name requires that we amend the Declaration of Trust to reflect that change in name.
Effects of Name Change
If the shareholders approve the proposed Name Change Amendment, it will become effective upon the filing of articles of amendment to the Declaration of Trust with the North Dakota Secretary of State. The article of amendment would be filed at some time after the Annual Meeting.
While the name change will cause us to incur certain modest costs, the Board believes that any potential costs associated with the name change will be minimal and will be outweighed by the benefits of the name change.
The name change will not have any effect on the rights of our existing shareholders. In addition, changing our name will not affect the validity or transferability of stock presently outstanding. Outstanding share certificates of the Company continue to be valid and will not be exchanged.
The forgoing summary of the material terms of the Name Change Amendment is qualified in its entirety by reference to the actual text of the Name Change Amendment, which is attached to this Proxy Statement as Appendix B.
Required Vote
The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to approve the amendment to the Company’s Articles of Amendment and Third Restated Declaration of Trust, as amended, to change the name of the Company from Investors Real Estate Trust to Centerspace.
Vote Recommended
The Board recommends that shareholders vote FOR the amendment to the Company’s Articles of Amendment and Third Restated Declaration of Trust, as amended, to change the name of the Company from Investors Real Estate Trust to Centerspace.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2015
INCENTIVE PLAN
Introduction
The Company is requesting that shareholders approve an amendment (the “Amendment”) to the Amended and Restated 2015 Incentive Plan (the “Amended and Restated 2015 Plan” or the “2015 Plan”). The Amendment was approved by the Board on March 12, 2021, subject to shareholder approval. If this proposal is approved by shareholders, it will increase the number of shares authorized and reserved for issuance by 350,000, increasing the amount from 425,000 to 775,000, subject to adjustment as provided therein.
The 2015 Plan is our only plan for providing equity incentive compensation to our employees and non-employee Trustees and is intended to promote the best interests of our Company and our shareholders by assisting the Company in recruiting and retaining key employees, members of the Board of Trustees and consultants, and encouraging such individuals to align their interests with those of the Company and its shareholders by enabling such individuals to participate in the future success of the Company. The Plan is intended to permit the grant of Stock Awards, Stock Unit Awards, Incentive Awards, Stock Options and SARs.
The Board of Trustees believes that approval of the Amendment will serve the interests of our Company and our shareholders by providing for a sufficient amount of shares reserved for issuance under the 2015 Plan, so that the Company can continue to grant awards to promote the Company’s long-term financial success; attract, motivate, and retain key talent; align employee and non-employee trustee interests with shareholder interests; link employee and non-employee trustee compensation to Company performance, and maintain a culture based on employee and non-employee director share ownership. Equity is a significant component of total compensation for many of our key employees.
If the 2015 Plan is not approved by shareholders at the 2021 Annual Meeting, equity awards will continue to be granted under the 2015 Plan as currently in effect to the extent shares authorized and reserved for issuance thereunder are available.
The following summary of the material terms of the Amendment and the Amended and Restated 2015 Incentive Plan is qualified in its entirety by reference to the actual text of these documents, which are respectively attached to this Proxy Statement as Appendix C and filed as Appendix B to our proxy statement for our 2020 annual meeting, filed with the SEC on April 6, 2020.
Required Vote
The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to approve the Amendment to the 2015 Plan.
Vote Recommended
The Board recommends that the shareholders vote FOR the approval of the Amendment to the 2015 Plan.
Material Terms of the Amendment
Share Authorization
The Amendment will increase the number of shares reserved for issuance under the Amended and Restated 2015 Plan by 350,000, increasing the authorized pool thereunder from 425,000 to 775,000, subject to adjustment as provided therein.
Specifically, the Amendment would amend the first sentence of Section 5.2 of the 2015 Plan as set forth below, with additions indicated by underlining and deletions by strike through:
The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 775,000 shares.
Material Terms of the Amended and Restated 2015 Plan, as amended
Administration of the Amended and Restated 2015 Plan
The Amended and Restated 2015 Plan is administered by the Compensation Committee, except with respect to awards to non-employee trustees (i.e., a member of the Board who is not also an employee of the Company or an affiliate of the Company), in which case the plan is administered by the entire Board. References in this summary to the “Administrator” include the Compensation Committee and, with respect to awards made to non-employee trustees, the Board.
The Administrator has the authority to grant awards under the Plan, determine the eligible individuals who will receive awards, determine the type of awards granted, specify the terms and conditions that govern each award, and approve the number of common shares subject to any award.
Because awards under the 2015 Plan will be made at the Administrator’s discretion, except in the case of the awards previously granted under the 2015 Plan, the Company is unable to determine who will be selected to receive awards or the type, size or terms of the awards that may be granted under the 2015 Plan.
Eligibility
The following are eligible to receive award grants under the 2015 Plan: (1) employees of the Company, Centerspace, LP (formerly known as IRET Properties), or any of their affiliates; (2) any non-employee trustees of the Board; and (3) consultants who provide bona fide services to the Company, Centerspace LP, or any of their affiliates (other than in connection with the offer, sale, or promotion of Company securities) and are selected by the Administrator to receive an award.
Share Authorization
The maximum aggregate number of common shares that may be issued under the 2015 Plan prior to the Amendment is 425,000 common shares. As of March 22, 2021, of the 425,000 common shares authorized under the 2015 Plan, approximately 98,656 common shares remained available for awards. The Amendment would increase the maximum aggregate number of common shares that may be issued under the 2015 Plan to 775,000.
In connection with stock splits, stock dividends, recapitalizations and certain other events, the Board will make adjustments that it deems appropriate in the aggregate number of common shares that may be issued under the 2015 Plan, as well as the terms of outstanding awards and the per individual grant limitations. The shares available for grant under the 2015 Plan were adjusted to account for the Company’s 1-for-10 reverse stock split, which became effective on December 27, 2018.
If any share or option awards or share unit awards are forfeited, terminated, expired, canceled, surrendered, or settled in cash without the issuance of shares, the common shares subject to such awards, to the extent of the forfeiture, termination, expiration, cancellation, surrender or cash settlement, will again be available for awards under the Amended and Restated 2015 Plan. Any shares that are tendered or withheld from the settlement of an award to satisfy a tax withholding obligation under an award will not be available for future awards granted under the Amended and Restated 2015 Plan.
Individual Award Limitations
The 2015 Plan provides that no participant may be granted or awarded, in any calendar year: (1) share awards and share unit awards covering more than 100,000 common shares or (2) incentive awards that provide for a total payment (in cash or common shares) exceeding $7,500,000 of total value (calculating the value of any such awards based on the grant date fair value for financial reporting purposes). As to non-employee trustees, the individual limitations are lower. Under the 2015 Plan, no non-employee trustee may be granted or awarded, in any calendar year, awards exceeding $1,000,000 in total value (calculating the value of any such awards based on the grant date fair value for financial reporting purposes).
Types of Awards
The Administrator will have the authority to grant share awards, share unit awards, incentive awards, SARs, and stock options, including non-qualified stock options and ISOs, under the 2015 Plan. The 2015 Plan generally provides that no award will become fully earned or vested or its requirements fully satisfied before the first anniversary of the date of grant. However, the Administrator may accelerate the time of vesting or settlement of an award if the participant’s employment or service is terminated or if the award has been outstanding for at least one year. In addition, the Administrator may accelerate the time of vesting or settlement of awards of up to 30,000 common shares without regard to the one-year requirement.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2015 Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Administrator or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, common shares, other securities (but excluding promissory notes), other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.
In addition, a participant may not sell or dispose of the shares acquired under an award except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as the same may be subsequently amended or replaced by a similar policy.
Share Awards
The 2015 Plan provides for the grant of share awards. A share award is an award of common shares that will be subject to restrictions as the Committee determines on the date of grant and consistent with the terms of the 2015 Plan, including the vesting requirements described above. The vesting requirements and/or restrictions may be stated with reference to one or more performance objectives. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Committee may determine.
A participant who receives a share award will have all the rights of a shareholder as to those shares underlying the award, including the rights to vote and receive distributions on the shares. However, if the stock award does not vest solely based on continued employment or service, distributions payable on the shares underlying the award will be paid when, and only to the extent that, the award vests. A participant will be prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the shares underlying a share award until the award vests.
Share Unit Awards
The 2015 Plan provides for the grant of share unit awards. A share unit award is an award of share units, which represent the participant’s right to receive an equal number of common shares or an amount based on the value of the common shares, or a combination of both, when the requirements established by the Administrator, consistent with the terms of the 2015 Plan, including the vesting requirements described above, are satisfied.
The Administrator will determine the applicable performance period, the performance objective(s) , and such other conditions that apply to the share unit award on the date of grant. To the extent the performance objective(s) and other requirements are met, share unit awards will be earned and paid in cash, common shares, or a combination of both.
A participant who receives a share unit award will not have any rights of a shareholder as to any shares underlying the award until, and only to the extent that, the share unit award is earned and common shares are issued in payment of the award. However, the Administrator may, at the time the award is granted, provide a participant the right to receive distribution equivalents on the shares underlying the award. Distribution equivalents are payments equal to the ordinary cash distributions that would otherwise be paid on issued and outstanding common shares. The payment of distribution equivalents may be paid in cash, common shares, or a combination of both, and may be subject to such terms, conditions, restrictions and/or limitations as the Administrator may decide. However, if a share unit award does not vest solely based on continued employment or service, distribution equivalents payable on the award will be accumulated and paid, without interest, when, and only to the extent that, the share unit award vests.
Incentive Awards
The 2015 Plan also provides for the grant of incentive awards. An incentive award represents a participant’s right to earn a payment when the terms and conditions established by the Administrator at the time of grant, consistent with the terms of the 2015 Plan, including the vesting requirements described above, are satisfied.
The Administrator will determine the applicable terms and conditions applicable to the incentive award, which may include continued employment for a specified period, performance objective(s), or such other conditions determined by the Administrator. To the extent the terms and conditions are met, incentive awards will be earned and paid in cash, common shares or a combination of both.
A participant who receives an incentive award will not have any rights of a shareholder as to any shares underlying the award until, and only to the extent that, the incentive award is earned and common shares are issued in payment of the award.

Stock Options
The 2015 Plan provides for the grant of stock options, which include both incentive stock options (“ISOs”) and non-qualified stock options. ISOs are awards that are designated as an ISO and that are intended to meet the requirements of Section 422 of the Code (or any successor provision). Non-qualified stock options are awards that are not intended to meet the requirements of Section 422 of the Code.
The Administrator will, on the grant date of the Award, designate participants to whom a stock option award is to be granted and will specify the number of common shares covered by the award as well as any terms, conditions and restrictions applicable to such award. The Administrator, on the grant date, will specify to what extent a stock option award will be earned upon the satisfaction of certain requirements as set forth in the award agreement. By way of example and not of limitation, the requirements may (i) postpone exercisability, vesting or both of the stock option award until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to performance goals, or (ii) provide that the stock option award will be forfeited if the participant separates from the service of the Company and its affiliates before the expiration of a stated term. The period for determining whether such requirements are satisfied is at least one year.
The exercise price for a stock option award will be determined by the Administrator and will be specified in the award agreement evidencing such stock option award; however, the exercise price must be at least equal to 100% of the fair market value of a common share as of the stock option’s date of grant, except in the case of substitute awards (to the extent consistent with Code Section 409A and, in the case of ISOs, Code Section 424). Substitute awards are those granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by the Company or other entity acquired by the Company or any affiliate or with which the Company or any affiliate combine.
The term of a stock option will be determined by the Administrator; however, no stock option will be exercisable later than the tenth anniversary of its date of grant. A stock option may be exercisable at such times and be subject to such restrictions and vesting conditions as the Administrator will in each instance approve, which terms and restrictions need not be the same for each grant or for each participant.
A stock option may be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Administrator, or by complying with any alternative procedures authorized by the Administrator, setting forth the number of common shares with respect to which the stock option is to be exercised, accompanied by full payment for the common shares. A condition of the issuance of the common shares as to which a stock option will be exercised will be the payment of the exercise price and any applicable withholding taxes. The exercise price of any exercised stock option will be payable to the Company in accordance with one of the following methods to the extent permitted under a participant’s applicable award agreement as determined by the Administrator in its discretion on the date of grant:
(a)	In cash or its equivalent;
(b)	By tendering (either by actual delivery or by attestation) previously acquired common shares having an aggregate fair market value at the time of exercise equal to the exercise price;
(c)	By a cashless (broker-assisted) exercise;
(d)
By authorizing the Company to withhold shares of common stock otherwise issuable upon the exercise of the option having an aggregate fair market value at the time of exercise equal to the exercise price;

(e)	By any combination of (a), (b), (c) or (d); or
(f)	By any other method approved or accepted by the Administrator.
A stock option granted in the form of an ISO to a participant will be subject to the following rules:
(a)
An option will constitute an ISO only if the participant receiving the option is an employee and only if the employee is employed by the Company, or a parent or subsidiary corporation within the meaning of Code Section 424, and only to the extent that (i) it is so designated in the applicable award agreement and (ii) the aggregate fair market value (determined as of the stock option’s date of grant) of the common shares with respect to which ISOs held by the participant first become exercisable in any calendar year (under the Amended and Restated 2015 Plan and all other plans of the Company and its affiliates) does not exceed $100,000. To the extent a stock option granted to a participant exceeds this limit, the stock option will be treated as a non-qualified stock option.

(b)
No participant may receive an ISO under the Amended and Restated 2015 Plan if, immediately after the grant of such Award, the participant would own shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate, unless (i) the exercise price for that ISO is at least 110% of the fair market value of the common shares subject to that ISO on the grant date and (ii) that stock option will expire no later than five years after its date of grant.

(c)
For purposes of continued service by a participant who has been granted an ISO, no approved leave of absence may exceed three months unless re-employment upon expiration of such leave is provided by statute or contract. If re-employment is not so provided, then on the date six months following the first day of such leave, any ISO held by the participant will cease to be treated as an ISO and will be treated for tax purposes as a non-qualified stock option.

(d)	If an ISO is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such stock option will thereafter be treated as a non-qualified stock option.
(e)
Each participant awarded an ISO will notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any common shares acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such common shares before the later of (i) two years after the date of grant of the ISO or (ii) one year after the date of exercise of the ISO.

No participant will, as a result of receiving a stock option, have any rights as a shareholder of the Company until, and then only to the extent that, the participant exercises the stock option and common shares are issued upon such exercise to the participant. After a stock option is exercised and settled by the issuance of common shares, a participant will have all the rights of a shareholder as to such common shares.
A participant may not sell or dispose of the shares of common stock issued in settlement of a stock option except in compliance with the Company’s Policy Regarding Share Ownership and Retention, as may be subsequently amended or replaced by a similar policy, and no dividends or dividend equivalents will accrue on or be payable under a stock option.
Stock Appreciation Rights
The 2015 Plan provides for the grant of a Stock Appreciation Right, or “SAR,” which entitles the participant to receive cash or common shares equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Administrator. The Administrator, on the grant date, will specify to what extent the SARs will be earned upon the satisfaction of certain requirements as set forth in the award agreement. By way of example and not of limitation, the requirements may (i) postpone exercisability, vesting, or both of the SARs until the attainment of performance objectives prescribed by the Administrator, including objectives stated with respect to performance goals, or (ii) provide that the SAR will be forfeited if the participant separates from the service of the Company and its affiliates before the expiration of a stated term. Except for certain exceptions as provided in the 2015 Plan, the period for determining whether such requirements are satisfied will be at least one year.
The grant price for each grant of a SAR will be determined by the Administrator and will be specified in the award agreement evidencing the SAR; however, the grant price must be at least equal to 100% of the fair market value of a common share as of the date of grant, except in the case of substitute awards. The term of a SAR will be established by the Administrator but will not exceed 10 years. A SAR will be exercisable at such times and be subject to such restrictions and vesting conditions as the Administrator will in each instance approve, which terms and restrictions need not be the same for each grant or for each participant.
Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company, a participant will be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:
(a)	The excess of the fair market value of a share on the date of exercise over the grant price.
(b)	The number of common shares with respect to which the SAR is exercised.
Payment will be made in cash, shares or a combination thereof as provided for under the applicable award agreement.
No participant will, as a result of receiving a SAR, have any rights as a shareholder of the Company until, and then only to the extent that, the participant exercises the SAR and common shares are issued upon such exercise to the participant. After a SAR is exercised and settled by the issuance of common shares, a participant will have all the rights of a shareholder as to such common shares. A participant may not sell or dispose of the common shares issued in settlement of a SAR except in compliance with the Company’s Policy Regarding Share Ownership and Retention (or other similar or replacement policy). No dividends or dividend equivalents will accrue on or be payable under a SAR.
CEO Grants
The Administrator has delegated to the CEO the ability to grant share awards, share unit awards, and incentive awards to non-executive officers of the Company; however, such awards will not exceed 2,000 shares in any calendar year in the aggregate; and the CEO will provide a report to the Administrator not less than annually on any awards granted pursuant to this authority.
Change in Control
In the event a “change in control” occurs (as defined below), the Administrator may, at its discretion, require outstanding share awards, share unit awards, incentive awards, stock options, and SARs be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.
If awards are not assumed or replaced with substitute awards, the Administrator may provide that: (1) share awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award; and (4) stock options and SARs become earned in full in accordance with the terms of the award. In addition, the Administrator may provide that share unit awards and incentive awards be canceled and exchanged for payment in cash, common shares, or other securities received by the Company’s shareholders in the change in control transaction equal to the price per share received by shareholders for each common shares in the change in control transaction.
In summary, a “change in control” under the 2015 Plan occurs if:
•	a person, entity or group (with certain exceptions) acquires, in a transaction or series of transactions, the beneficial ownership of at least 35% of the Company’s combined voting power;
•
the Company engages in a merger, consolidation, reorganization or other business combination or sells or disposes of all or substantially all of the Company’s assets whereby the voting securities of the Company immediately prior to such transaction will not represent 50% or more of the combined voting power of the successor entity’s voting securities immediately after the transaction;

•	the Company’s shareholders approve a plan of liquidation or dissolution of the Company; or
•
individuals who, at the beginning of such period, constitute the Board, together with any new trustees whose nomination or election was approved by a majority of the trustees then on the Board (other than individuals who become trustees in connection with an election contest or third-party solicitation of proxies) cease for any reason to constitute a majority of the Board.

The Code has special rules that apply to “parachute payments,” which is compensation paid due to a change in control. This may include payments due to awards granted under the 2015 Plan, together with payments under other plans and agreements. If the total amount of parachute payments exceeds a safe harbor amount prescribed by the Code, the recipient will be liable for a 20% excise tax on that portion of the parachute payments which exceed the safe harbor amount, and the Company will not be allowed to claim a federal income tax deduction for such portion of the parachute payments.
The 2015 Plan provides that parachute payments will be reduced if, and only to the extent that, a reduction will allow a participant to receive a greater net after tax amount than a participant would receive otherwise. However, the benefits will not be reduced, and the participant will receive all of the parachute payments, if the participant will receive a greater after-tax benefit, taking into account the excise tax payable by the participant, by receiving all of the parachute payments. The 2015 Plan provides that these provisions do not apply to a participant who, under an agreement with the Company or the terms of another plan, is not permitted to receive parachute payments in excess of the safe harbor amount.
Return of Awards; Repayment
The 2015 Plan provides that all awards, and all payments under awards, are subject to any policy that the Company adopts requiring the return or repayment of benefits, i.e., a clawback policy. To the extent required by such policy, as in effect on the date the award is granted, the date of payment or the date the award became vested or earned, a participant will be required to return any award issued and repay any payment previously made with respect to an award.
Amendment; Termination
The 2015 Plan may be amended or terminated by the Board at any time. However, shareholder approval will be required if an amendment: (1) materially increases the aggregate number of shares that may be issued under the plan (other than adjustments permitted under the 2015 Plan); (2) materially increases the benefits accruing to participants under the plan; (3) materially changes the class of individuals eligible to become participants under the plan; or (4) is required to be approved by the shareholders under applicable law or by the New York Stock Exchange shareholder approval rules.
No amendment may, without the participant’s consent, adversely affect the rights of the participant under outstanding awards.
The 2015 Plan provides that no awards may be granted under the plan after June 23, 2025, although awards granted on or before such date will remain subject to their terms notwithstanding the expiration of the 2015 Plan.
Federal Tax Consequences
Grant of Options and SARs.The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.
Exercise of Options and SARs.Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.
Disposition of Shares Acquired Upon Exercise of Options and SARs.The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Code have been satisfied.
Share Awards.Recipients of grants of restricted shares (including performance shares) generally will be required to include as taxable ordinary income the fair market value of the restricted shares at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted share will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted share (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). In the case of restricted shares that vest solely based on continued employment, if the award permits dividends to be paid as and when dividends are declared on the underlying shares, such dividends will be taxed as ordinary income. In the case of performance share awards that permit dividends to accrue while the restricted share is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.
Share Unit Awards and Other Awards.Recipients of grants of restricted share units (including performance share units) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. In the case of a restricted share unit award that vests based solely on continued employment or service, if such award permits the payment of dividend equivalent amounts as and when dividends are declared on the underlying shares, such dividend equivalent amounts will be taxed as ordinary income. In the case of a performance unit award, if such award permits dividend equivalent amounts to accrue while the award is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying share unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other share-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Income Tax Deduction and Limitations.Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended and Restated 2015 Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The 2017 Tax Act, which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which became effective for taxable years beginning on and after January 1, 2018. The 2017 Tax Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive annually under the Amended and Restated 2015 Plan in excess of $1 million generally will not be deductible.
Section 16 Delay.Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified stock option, an ISO (for purposes of the AMT only), a SAR or a restricted share unit, and any restricted shares that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of common shares of the Company within the six months prior to the exercise, payout, or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period unless a Section 83(b) election is made to recognize income as of the date the shares are received.
Parachute Tax.Any acceleration of the vesting or payment of awards under the 2015 Plan in the event of a “change in control” of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company. See the discussion above under the section entitled “Change in Control.”
The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2015 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2015 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules in their personal circumstances to the awards granted to them under the 2015 Plan.

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
Description of Proposal
The Audit Committee has approved the selection of Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent auditor for the year ending December 31, 2021.
As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. If this selection of auditors is not ratified by the shareholders at the Annual Meeting, the Audit Committee will review its future selection of independent auditors.
The Company expects that representatives of Grant Thornton will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Required Vote
The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to ratify the selection of Grant Thornton as the Company’s independent auditor.
Vote Recommended
The Board recommends that you vote FOR the ratification of the selection of Grant Thornton as the Company’s independent auditor for the year ending December 31, 2021.

ACCOUNTING AND AUDIT COMMITTEE MATTERS
Fees Paid to the Company’s Independent Auditor
The following table summarizes the aggregate fees incurred for the audit and other services provided by Grant Thornton for the year ended December 31, 2020. These amounts include reimbursed expenses. The Audit Committee approves in advance all fees paid to, and services provided by, the Company’s independent registered public accounting firm. The Audit Committee has considered the services provided by Grant Thornton in 2020 and has determined that all such services were compatible with maintaining Grant Thornton’s independence.
	2020	2019
Audit Fees	$586,000	$526,500
Audit-Related Fees	13,000	13,000
Tax Fees	—	—
All Other Fees	—	—
Total	$599,000	$539,500
Audit Fees: This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with regulatory filings, such as comfort letters and consents and assistance with and reviews of documents filed with the SEC.
Audit-Related Fees: This category consists of assurance and related services provided by the independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category generally include fees for benefit plan audits.
Tax Fees: This category consists of professional services rendered by the independent auditor primarily in connection with the Company’s tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.
All Other Fees: This category consists of fees for other permissible services that do not meet the above category descriptions.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.
The Audit Committee currently is composed of three independent trustees, Mary J. Twinem (Chair), Jeffrey P. Caira, and Michael T. Dance. The Board has determined that each of the Audit Committee members meets the independence and experience requirements of the rules and regulations of the NYSE and SEC, as currently applicable to the Company.
Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) and for management’s report on internal control over financial reporting. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes.
The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Grant Thornton LLP to review and discuss the audited financial statements. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with Grant Thornton LLP matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board (“PCAOB”) standards, including the reasonableness of judgments and the clarity and completeness of financial disclosures.
In addition, the Audit Committee discussed with Grant Thornton LLP matters relating to its independence and has received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the PCAOB and the Commission regarding the independent auditor’s communications with the Audit Committee concerning independence.
The Audit Committee pre-approves all services provided by the independent auditor to the Company, and the related fees for such services, and has concluded that all such services provided in 2020 were compatible with the auditors’ independence. See “Proposal 5: Ratification of Selection of Independent Auditor” for more information regarding fees paid to the Company’s independent auditors for services in 2020 and 2019.
During 2020, the Audit Committee continued to monitor and review the internal auditor’s ongoing testing of the effectiveness of the Company’s internal controls. The findings of the internal auditor were reported to the Audit Committee on a quarterly basis. Grant Thornton LLP, as part of its audit of the Company’s financial statements for 2020, independently reviewed the Company’s internal controls.
On the basis of the reviews and discussions the Audit Committee has had with Grant Thornton LLP, the Company’s internal auditor, and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
The Audit Committee has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021. The Board of Trustees has concurred in that appointment and has presented the matter to the shareholders of the Company for ratification.
Submitted by the Audit Committee of the Board:

Mary J. Twinem (Chair)
Jeffery P. Caira
Michael T. Dance

SHAREHOLDER PROPOSALS AND TRUSTEE NOMINATIONS
The Company did not receive a request from any shareholder that a matter be submitted to a vote at the Annual Meeting or that a trustee nominee be included in this Proxy Statement.
Shareholders who wish to submit a shareholder proposal for inclusion in the Company’s proxy statement for the 2022 annual meeting of shareholders must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 of the Exchange Act, including delivering the required materials to the Company’s Secretary at the following address: Investors Real Estate Trust, dba Centerspace , 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988, no later than by December 6, 2021 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to be included in the Company’s proxy statement and form of proxy for such meeting pursuant to Rule 14a-8 of the Exchange Act.
Shareholders who wish to submit a shareholder proposal outside of the processes of Rule 14a-8 of the Exchange Act, but rather in compliance with Article III, Section 6(A) of the Company’s Bylaws, must comply with the requirements of the Bylaws, including delivering the required materials to the Company’s Secretary at the above address no earlier than the close of business on January 18, 2022 and no later than the close of business on February 17, 2022. If such notice is received by the Company on or after February 18, 2022, then such notice will be considered untimely. Shareholder proposals submitted in this manner will not be included in the Company’s proxy statement or form of proxy. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Shareholders who wish to propose a trustee nominee for the 2022 annual meeting of shareholders must comply with Article III, Section 6(B) of the Company’s Bylaws, including delivering the required materials to the Company’s Secretary at the following address: Investors Real Estate Trust, dba Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988. Nominations must be received by the Secretary no earlier than the close of business on January 18, 2021 and no later than the close of business on February 17, 2022. Such shareholder nominations will not be included in the Company’s proxy statement or form of proxy. For more information on recommending individuals for consideration as nominees to the Company’s Board of Trustees, see the discussion under “Corporate Governance and Board Matters—Trustee Nominations.”

HOUSEHOLDING OF PROXY MATERIALS
In accordance with notices that the Company sent to certain shareholders, the Company is sending only a single copy of its proxy materials or Notice of Availability of Proxy Materials, as applicable, to shareholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing the Company’s common shares at two different brokerage firms, your household will receive two copies of the Company’s proxy materials, one from each brokerage firm.
If you received a householding mailing this year and you would like to have separate proxy materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Investor Relations Department by mail to Investor Relations, Investors Real Estate Trust, dba Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988, or by calling Investor Relations between 8:30 a.m. and 5:00 p.m. Central Time at 1-701-837-7104. Similarly, you may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
COMMUNICATING WITH CENTERSPACE
If you would like to receive information about the Company, you may use one of the following methods:
1.
The Company’s Internet site, located at www.centerspacehomes.com, contains information about the Company and its properties. Our investors site, located at ir.centerspacehomes.com, contains press releases, earnings releases, financial information, and stock quotes, as well as corporate governance information and links to the Company’s SEC filings. This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2020, are both available on ir.centerspacehomes.com.

2.
To have information such as the Company’s latest quarterly or annual report mailed to you, please either call 1-701-837-7104 or send a request by email to “ir@centerspacehomes.com” or by mail to: Investor Relations, Investors Real Estate Trust, dba Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988.

If you would like to contact the Company, please call Investor Relations at 1-701-837-7104, or send correspondence to: Investor Relations, Investors Real Estate Trust, dba Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988.

OTHER MATTERS
It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.
By Order of the Board of Trustees

/s/ Anne Olson
Anne Olson
Executive Vice President, Chief Operating Officer, General Counsel, and Secretary
April 5, 2021
Minot, North Dakota
Upon written request of any shareholder entitled to receive this Proxy Statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the consolidated financial statements, the notes thereto, and the financial statement schedules, as filed with the Securities and Exchange Commission. Any such request should be addressed to Anne Olson, Chief Operating Officer, General Counsel, and Secretary of the Company, at Investors Real Estate Trust, dba Centerspace, 3100 10th St SW, P.O. Box 1988, Minot, ND 58702-1988. This request must include a representation by the shareholder that as of March 22, 2021, the shareholder is entitled to vote at the Annual Meeting.

APPENDIX A
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(unaudited)
This release contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The definitions and calculations of these non-GAAP financial measures, as calculated by us, may not be comparable to non-GAAP financial measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as we do.
We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for the entirety of the periods being compared, and, in the case of newly-constructed properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, we determine the composition of our same-store pool for that year as well as adjust the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.
Reconciliation of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.
	(in thousands, except percentages)
	Twelve Months Ended December 31,
	2020	2019	$ Change	% Change
Operating income (loss)	$8,340	$11,417	$(3,307)	(27.0)%
Adjustments:
Property management expenses	5,801	6,186	(385)	(6.2)%
Casualty loss	1,662	1,116	546	48.9%
Depreciation and amortization	75,593	74,271	1,322	1.8%
General and administrative expenses	13,440	14,450	(1,010)	(7.0)%
Net operating income	$104,836	$107,440	$(2,064)	(2.4)%
Revenue
Same-store	$152,790	$149,615	$3,175	2.1%
Non-same-store	18,441	6,020	12,421	206.3%
Other properties and dispositions	6,763	30,120	(23,357)	(77.5)%
Total	177,994	185,755	(7,761)	(4.2)%
Property operating expenses, including real estate taxes
Same-store	63,227	61,622	1,605	2.6%
Non-same-store	6,817	2,287	4,530	198.1%
Other properties and dispositions	3,114	14,406	(11,292)	(78.4)%
Total	73,158	78,315	(5,157)	(6.6)%
Net operating income
Same-store	89,563	87,993	1,570	1.8%
Non-same-store	11,624	3,733	7,891	211.4%
Other properties and dispositions	3,649	15,714	(12,065)	(76.8)%
Total	$104,836	$107,440	$(2,064)	(2.4)%

Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations
We believe that FFO, which is a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time as implied by the historical cost convention of GAAP and the recording of depreciation.
We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•	depreciation and amortization related to real estate;
•	gains and losses from the sale of certain real estate assets; and
•	impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
The exclusion in Nareit’s definition of FFO of impairment write- downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, we have made certain interpretations in applying the definition. We believe that all such interpretations not specifically provided for in the Nareit definition are consistent with the definition. Nareit’s FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT’s main business are excluded from FFO, and a REIT has the option to exclude impairment write-downs of assets that are incidental to the main business.
While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash needs, including our ability to service indebtedness or make distributions.
Core Funds from Operations (“Core FFO”) is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as an indication of financial performance, or as an alternative to cash flows from operations as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized measure that may be calculated differently by other REITs and that should not be considered a substitute for operating results determined in accordance with GAAP.
	(in thousands, except percentages)
	Twelve Months Ended
	12/31/2020	12/31/2019
Net (loss) income available to common shareholders	$(1,790)	$71,848
Adjustments:
Noncontrolling interests — Operating Partnership	(212)	6,752
Depreciation and amortization	75,593	74,271
Less depreciation — non real estate	(353)	(322)
Less depreciation — partially owned entities	(379)	(2,059)
Gain on sale of real estate	(25,503)	(97,624)
FFO applicable to common shares and Units	$47,356	$52,866

	(in thousands, except percentages)
	Twelve Months Ended
	12/31/2020	12/31/2019
Adjustments to Core FFO: Casualty loss write off	749	—
Loss on extinguishment of debt	23	2,360
Gain on litigation settlement	—	(6,586)
Rebranding costs	402	—
(Gain) loss on marketable securities	3,378	(113)
(Discount) premium on redemption of preferred shares	(297)	—
Core FFO applicable to common shares and Units	$51,611	$48,527
FFO applicable to common shares and Units	$47,356	$52,866
Dividends to preferred unitholders	640	537
FFO applicable to common shares and Units — diluted	$47,996	$53,403
Core FFO applicable to common shares and Units	$51,611	$48,527
Dividends to preferred unitholders	640	537
Core FFO applicable to common shares and Units — diluted	$52,251	$49,064
Per Share Data
Earnings (loss) per share and unit — diluted	$(0.15)	$6.00
FFO per share and unit — diluted	$3.47	$4.05
Core FFO per share and unit — diluted	$3.78	$3.72
Weighted average shares and units — diluted	13,835	13,182
Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain or loss on sale of real estate and other investments, impairment of real estate investments, gain or loss on extinguishment of debt, gain on litigation settlement, and gain or loss from involuntary conversion. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, financing costs, or non-operating gains and losses.
	(in thousands) Twelve Months Ended
	12/31/2020	12/31/2019
Net income (loss) attributable to controlling interests	$4,441	$78,669
Adjustments:
Dividends to preferred unitholders	640	537
Noncontrolling interests – Operating Partnership	(212)	6,752
Income (loss) before noncontrolling interests – Operating Partnership	4,869	85,958
Adjustments:
Interest expense	27,334	29,461
Loss on extinguishment of debt	23	2,360
Depreciation/amortization related to real estate investments	75,215	72,213
Impairment of real estate investments	—	—
Casualty loss (recovery)	749	—
Interest income	(1,512)	(1,626)
Gain (loss) on sale of real estate and other investments	(25,503)	(97,624)
Gain on litigation settlement	—	(6,586)
(Gain) loss on marketable securities	3,378	(113)
Adjusted EBITDA	$84,553	$84,043

APPENDIX B

FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED DECLARATION OF TRUST OF INVESTORS REAL ESTATE TRUST
[    ], 2021
Pursuant to Article VI of the Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Investors Real Estate Trust, a North Dakota real estate investment trust (the “Trust”), the Trust hereby amends the Declaration of Trust as set forth below.
1.	The first sentence of Section 1(a) of the Declaration of Trust is hereby deleted in its entirety and the following is substituted in lieu thereof:
“The Trust governed by this Amended and Restated Declaration of Trust (as amended, supplemented or restated from time to time, this “Declaration of Trust”) is herein referred to as the “Trust” and shall be known by the name “Centerspace.”
2.
Except as expressly amended herein, the Declaration of Trust shall remain in full force and effect. Any electronic signature to this First Amendment will be deemed the same as an original. This First Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts, and when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGE FOLLOWS]
B-1

IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of the date first set forth above.
TRUST:

Investors Real Estate Trust, a North Dakota real estate investment trust

By:	/s/ Anne Olson
Name: Anne Olson
Title: Executive Vice President,
Chief Operating Officer, General Counsel and Secretary
B-2

APPENDIX C

FIRST AMENDMENT TO INVESTORS REAL ESTATE TRUST
AMENDED AND RESTATED 2015 INCENTIVE PLAN

[      ], 2021
Pursuant to Article XV of the Amended and Restated 2015 Incentive Plan (the “Incentive Plan”) of Investors Real Estate Trust, a North Dakota real estate investment trust (the “Company”), the Company hereby amends the Incentive Plan as set forth below.
1.	The first sentence of Section 5.2 of the Incentive Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:
“The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 775,000.”
2.
Except as expressly amended herein, the Incentive Plan shall remain in full force and effect. Any electronic signature to this First Amendment will be deemed the same as an original. This First Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts, and when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGE FOLLOWS]
C-1

IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of the date first set forth above.
COMPANY:

Investors Real Estate Trust, a North Dakota real estate investment trust

By:	/s/ Anne Olson
Name: Anne Olson
Title: Executive Vice President, Chief Operating Officer, General Counsel and Secretary
C-2

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 P.M. CDT on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSR2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 P.M. CDT on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45758-P52725

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVESTORS REAL ESTATE TRUST DBA CENTERSPACE

The Board of Trustees recommends you vote FOR the following:

1. Election of Trustees

Nominees:	For	Against	Abstain
1a. Jeffrey P. Caira	☐	☐	☐
1b. Michael T. Dance	☐	☐	☐
1c. Mark O. Decker, Jr.	☐	☐	☐
1d. Emily Nagle Green	☐	☐	☐
1e. Linda J. Hall	☐	☐	☐
1f. John A. Schissel	☐	☐	☐
1g. Mary J. Twinem	☐	☐	☐

The Board of Trustees recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D45759-P52725

This proxy is Solicited on Behalf of the Centerspace Board of Trustees.

The undersigned holder of Common Shares of Beneficial Interest of INVESTORS REAL ESTATE TRUST, a North Dakota Real Estate Investment Trust dba Centerspace ("Centerspace"), hereby appoints Mark O. Decker, Jr. and Anne Olson, and each of them (the "Representatives"), the true and lawful proxies of the undersigned, with the full power of substitution, to vote on behalf of the undersigned all Common Shares of Beneficial interest of Centerspace which the undersigned is entitled to vote at the 2021 Annual Meeting of Shareholders of Centerspace to be held virtually at www.virtualshareholdermeeting.com/CSR2021, on May 18, 2021, at 9:00 a.m., CDT, or any adjournment thereof, in the manner hereafter indicated.

In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS TRUSTEES, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE CENTERSPACE'S NAMED EXECUTIVE OFFICERS, AN AMENDMENT TO THE ARTICLES OF AMENDMENT AND THIRD RESTATED DECLARATION OF TRUST OF INVESTORS REAL ESTATE TRUST, AS AMENDED, TO CHANGE THE COMPANY NAME FROM INVESTORS REAL ESTATE TRUST TO CENTERSPACE, FOR APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2015 INCENTIVE PLAN, AND FOR RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE CENTERSPACE'S INDEPENDENT AUDITORS AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF CENTERSPACE, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This Proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to Centerspace.

Continued and to be signed on reverse side